                                                               Sub-Item 77Q1(a)

                              AMENDMENT NO. 1 TO
                                    BYLAWS
               OF INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

                      Adopted effective December 3, 2012

The Amended and Restated Bylaws of Invesco Van Kampen Municipal Opportunity Trust (the "Trust"), adopted effective December 3, 2012, (the "Bylaws"), are hereby amended as follows:

   1. Invesco Van Kampen Municipal Opportunity Trust is now named Invesco Municipal Opportunity Trust.

   2. All references to Invesco Van Kampen Municipal Opportunity Trust in the Bylaws are hereby deleted and replaced with Invesco Municipal Opportunity Trust.

                                                                 SUB-ITEM Q1(a)


                       AMENDMENT TO DECLARATION OF TRUST

                                      for

                INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

                                  CERTIFICATE

   The undersigned hereby certifies that he is a Trustee of Invesco Van Kampen Municipal Opportunity Trust, an unincorporated business trust organized and existing under the laws of The Commonwealth of Massachusetts (the "Fund"), that annexed hereto is the Certificate of Designation dated May 8, 2012 as an amendment to the Declaration of Trust, establishing the powers, qualifications, rights and preferences of the Series 2015/6-VMO Variable Rate Muni Term Preferred Shares of the Fund, which Certificate has been adopted by the Board of Trustees of the Fund in a manner provided in the Fund's Declaration of Trust.

                                          Dated this May 8, 2012

                                          By:     /s/ Wayne W. Whalen
                                                  ------------------------------
                                          Name:   Wayne W. Whalen
                                          Title:  Trustee

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
DESIGNATION                                                                                 1

DEFINITIONS                                                                                 1

TERMS                                                                                      15

1.  NUMBER OF AUTHORIZED SHARES..........................................................  15
    (a)  Authorized Shares...............................................................  15
    (b)  Capitalization..................................................................  15
    (c)  Capital and Surplus.............................................................  15
    (d)  Reduction of Capital............................................................  15
    (e)  Capital Sufficiency.............................................................  16

2.  DIVIDENDS............................................................................  16
    (a)  Ranking.........................................................................  16
    (b)  Cumulative Cash Dividends.......................................................  16
    (c)  Dividends Cumulative from Date of Original Issue................................  16
    (d)  Dividend Payment Dates..........................................................  16
    (e)  Applicable Rates and Calculation of Dividends...................................  16
    (f)  Curing a Failure to Deposit.....................................................  18
    (g)  Dividend Payments by Fund to Redemption and Paying Agent........................  18
    (h)  Redemption and Paying Agent to Hold Dividend Payments by Fund in Trust..........  18
    (i)  Dividends Paid to Holders.......................................................  18
    (j)  Dividends Credited Against Earliest Accumulated but Unpaid Dividends............  19
    (k)  Dividends Designated as Exempt-Interest Dividends...............................  19

3.  GROSS-UP PAYMENTS AND NOTICE OF ALLOCATIONS..........................................  19

4.  VOTING RIGHTS........................................................................  19
    (a)  One Vote Per VMTP Share.........................................................  19
    (b)  Voting for Additional Trustees..................................................  20
    (c)  1940 Act Matters................................................................  21
    (d)  Exclusive Right to Vote on Certain Matters......................................  21
    (e)  Rights Set Forth Herein Are Sole Rights.........................................  21
    (f)  No Preemptive Rights or Cumulative Voting.......................................  21
    (g)  Voting for Trustees Sole Remedy for Fund's Failure to Pay Dividends.............  21
    (h)  Holders Entitled to Vote........................................................  21
    (i)  Grant of Irrevocable Proxy......................................................  22

5.  AMENDMENTS...........................................................................  22

6.  MINIMUM ASSET COVERAGE AND OTHER FINANCIAL REQUIREMENTS..............................  24
    (a)  Minimum Asset Coverage..........................................................  24
    (b)  Effective Leverage Ratio........................................................  24
    (c)  Eligible Assets.................................................................  24
    (d)  Credit Quality..................................................................  24
    (e)  Liens...........................................................................  24

7.  BASIC MAINTENANCE AMOUNT.............................................................  24

8.  RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS....................................  25

     (a)  Dividends on Preferred Shares Other Than VMTP Shares................................. 25
     (b)  Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act... 25
     (c)  Other Restrictions on Dividends and Other Distributions.............................. 25
     (d)  Sources of Dividends................................................................. 26

9.   RATING AGENCY RESTRICTIONS................................................................ 26

10.  REDEMPTION................................................................................ 26
     (a)  Optional Redemption.................................................................. 26
     (b)  Term/Mandatory Redemption............................................................ 27
     (c)  Notice of Redemption................................................................. 30
     (d)  No Redemption Under Certain Circumstances............................................ 31
     (e)  Absence of Funds Available for Redemption............................................ 31
     (f)  Redemption and Paying Agent to Hold Redemption Payments by Fund in Trust............. 31
     (g)  Shares for Which Deposit Securities Have Been Deposited and Notice of Redemption Has
          Been Given Are No Longer Outstanding................................................. 31
     (h)  Compliance with Applicable Law....................................................... 32
     (i)  Only Whole VMTP Shares May Be Redeemed............................................... 32
     (j)  Modification of Redemption Procedures................................................ 32
     (k)  Capital Limitations on Purchases and Redemptions..................................... 32

11.  LIQUIDATION RIGHTS........................................................................ 32
     (a)  Ranking.............................................................................. 32
     (b)  Distributions Upon Liquidation....................................................... 32
     (c)  Pro Rata Distributions............................................................... 33
     (d)  Rights of Junior Shares.............................................................. 33
     (e)  Certain Events Not Constituting Liquidation.......................................... 33
     (f)  Definition of Liabilities............................................................ 33

12.  TRANSFERS................................................................................. 33

13.  MISCELLANEOUS............................................................................. 34
     (a)  No Fractional Shares................................................................. 34
     (b)  Status of VMTP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund.......... 34
     (c)  Treatment of VMTP Shares as Equity................................................... 34
     (d)  Board May Resolve Ambiguities........................................................ 34
     (e)  Headings Not Determinative........................................................... 34
     (f)  Notices.............................................................................. 34
     (g)  Redemption and Paying Agent.......................................................... 34
     (h)  Securities Depository................................................................ 34
     (i)  Voluntary Bankruptcy................................................................. 34
     (j)  Applicable Law Restrictions and Requirements......................................... 34
     (k)  Information to Holders............................................................... 35
     (l)  Tax Status of the Fund............................................................... 36
     (m)  Maintenance of Existence............................................................. 36
     (n)  Use of Proceeds...................................................................... 36
     (o)  Compliance with Law.................................................................. 36
     (p)  Maintenance of Approvals: Filings, Etc............................................... 36
     (q)  1940 Act Registration................................................................ 36
     (r)  Compliance with Eligible Assets Definition........................................... 37
     (s)  Access to Information Relating to Compliance With Eligible Assets Definition......... 37
     (t)  Ratings.............................................................................. 37
     (u)  Purchase by Affiliates............................................................... 37
     (v)  Audits............................................................................... 37
     (w)  Personal Liability................................................................... 37
     (x)  Termination.......................................................................... 37

  (y) Actions on Other Than Business Days.................................. 37

14. GLOBAL CERTIFICATE..................................................... 37

Appendix A: Eligible Assets................................................  1

                INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

            CERTIFICATE OF DESIGNATION ESTABLISHING AND FIXING THE
                           RIGHTS AND PREFERENCES OF
                   VARIABLE RATE MUNI TERM PREFERRED SHARES

   WHEREAS the Board of Trustees of Invesco Van Kampen Municipal Opportunity Trust (the "FUND") is expressly empowered pursuant to Section 6.1 of the Declaration of Trust to authorize the issuance of preferred shares of beneficial interest of the Fund in one or more series, with such preferences, powers, restrictions, limitations or qualifications as determined by the Board of Trustees and as set forth in the resolution or resolutions providing for the issuance of such preferred shares.

   AND WHEREAS the Board of Trustees has determined that it is in the best interest of the Fund to issue one series of such preferred shares.

   NOW THEREFORE, the Board of Trustees does hereby authorize the issuance of preferred shares of beneficial interest of the Fund, par value $0.01 per share, to be designated Variable Rate Muni Term Preferred Shares (the "VMTP SHARES"). The VMTP Shares may be issued in one or more series, as designated and authorized by the Board of Trustees or a duly authorized committee thereof from time to time (each series of VMTP Shares that may be authorized and issued, a "SERIES").

   The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each Series of VMTP Shares are as follows or as set forth in an amendment to this Certificate of Designation or otherwise in the Declaration of Trust (each such Series being referred to herein as a "SERIES OF VMTP SHARES"):

                                  DESIGNATION

   Series 2015/6-VMO: A series of 1,870 preferred shares of beneficial interest of the Fund, par value $0.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated "Series 2015/6-VMO VMTP Shares". Each Series 2015/6-VMO VMTP Share shall be issued on a date determined by the Board of Trustees of the Fund or pursuant to their delegated authority; have an Applicable Rate for the Initial Rate Period equal to the sum of 1.10% PER ANNUM PLUS the Securities Industry and Financial Markets Association ("SIFMA") Municipal Swap Index, published at approximately 3:00 p.m., New York City time, on Wednesday, May 2, 2012; and have such other preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, required by Applicable Law and that are expressly set forth in this Certificate of Designation and the Declaration of Trust. The Series 2015/6-VMO VMTP Shares shall constitute a separate series of preferred shares of beneficial interest of the Fund and each Series 2015/6-VMO VMTP Share shall be identical to each other Series 2015/6-VMO VMTP Share. Except as otherwise provided with respect to any additional Series of VMTP Shares, the terms and conditions of this Certificate of Designation apply to each Series of VMTP Shares.

                                  DEFINITIONS

   The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

   "1940 ACT" means the U.S. Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

   "ADDITIONAL AMOUNT" has the meaning specified in Section 2(e)(i)(B) of this Certificate of Designation.

   "AFFECTED SERIES" has the meaning set forth in Section 5(d) of this Certificate of Designation.

   "AGENT MEMBER" means a Person with an account at the Securities Depository that holds one or more VMTP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Redemption and Paying Agent with respect to such Beneficial Owner.

   "APPLICABLE BASE RATE" means the SIFMA Municipal Swap Index.

   "APPLICABLE LAW" means the law of The Commonwealth of Massachusetts and the federal law of the United States of America (including, without limitation, the 1940 Act).

   "APPLICABLE RATE" means the dividend rate PER ANNUM on any VMTP Shares for a Rate Period determined as set forth in Section 2(e)(i) of this Certificate of Designation or in the definition of "Maximum Rate," as applicable.

   "APPLICABLE RATE DETERMINATION" means each periodic operation of the process of determining the Applicable Rate for the VMTP Shares for a Subsequent Rate Period.

   "APS" has the meaning set forth in Section 13(n) of this Certificate of Designation.

   "BASIC MAINTENANCE AMOUNT," as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

   "BASIC MAINTENANCE CURE DATE," with respect to the failure by the Fund to satisfy the Basic Maintenance Amount (as required by Section 7(a) of this Certificate of Designation) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than 10 Business Days following such Valuation Date.

   "BENEFICIAL OWNER" means a Person in whose name VMTP Shares are recorded as beneficial owner of such VMTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or, if applicable, such Person's subrogee.

   "BOARD OF TRUSTEES" means the Board of Trustees of the Fund or any duly authorized committee thereof.

   "BROKER-DEALER" means any registered broker-dealer that has indicated on its BrokerCheck Report (available on FINRA BrokerCheck) under "Firm Operations--Types of Business" that it is engaged in each of the following business lines: (i) "Broker or dealer retailing corporate equity securities over-the-counter;" and (ii) "Underwriter or selling group participant" (of any type of securities); PROVIDED that, if FINRA shall discontinue the existence of BrokerCheck, "Broker-Dealer" means any registered broker-dealer that engages in such business lines or substantively equivalent business lines as indicated on whatever publicly available information source that replaces FINRA BrokerCheck; PROVIDED FURTHER that if no publicly available information source replaces FINRA BrokerCheck, "Broker-Dealer" shall mean any registered broker dealer.

   "BUSINESS DAY" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

   "CERTIFICATE OF DESIGNATION" means this Certificate of Designation Establishing and Fixing the Rights and Preferences of the VMTP Shares, as amended from time to time in accordance with the provisions hereof.

   "CLOSED-END FUNDS" has the meaning set forth in Section 12(a) of this Certificate of Designation.

   "CLOSING DATE" means May 9, 2012.

   "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

   "COMMON SHARES" has the meaning set forth in the Declaration of Trust.

   "CONDITIONAL ACCEPTANCE" means a conditional acceptance by the Total Holders to extend the Term Redemption Date of the VMTP Shares.

   "CURE DATE" means the Basic Maintenance Cure Date, the Minimum Asset Coverage Cure Date or the last day of the Effective Leverage Ratio Cure Period, as the case may be.

   "CUSTODIAN", for purposes of this Certificate of Designation, means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

   "DATE OF ORIGINAL ISSUE" means May 9, 2012.

   "DECLARATION OF TRUST" means the Declaration of Trust of the Fund, as amended and supplemented (including by this Certificate of Designation), on file with the Secretary of The Commonwealth of Massachusetts.

   "DEFEASED SECURITIES" means a security for which cash, cash equivalents or other eligible property has been pledged in an amount sufficient to make all required payments on such security to and including maturity (including any accelerated maturity pursuant to a permitted redemption), in accordance with the instrument governing the issuance of such security.

   "DEFERRED COMPENSATION HEDGE ASSETS" has the meaning specified in Appendix A of this Certificate of Designation.

   "DEPOSIT SECURITIES" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

    (1)  cash or any cash equivalent;

    (2)  any U.S. Government Security;

    (3) any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities with substantially similar terms as of the date of this Certificate of Designation (or such rating's future equivalent), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act as amended or as in effect on the Date of Original Issue;

    (4) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7, or in any similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Securities or any combination thereof; or

    (5) any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Certificate of Designation (or such rating's future equivalent).

   "DERIVATIVE CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement or cleared on an exchange or other clearing organization, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any obligations or liabilities under any such Master Agreement.

   "DERIVATIVE TERMINATION VALUE" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include a Holder or an affiliate of the Holder) or (c) for any date on which Derivative Contracts are traded on an exchange, the last reported sale price.

   "DISCOUNTED VALUE," as of any Valuation Date, has the meaning set forth in the Rating Agency Guidelines.

   "DIVIDEND PAYMENT DATE" means the date that is the first Business Day of each calendar month.

   "DIVIDEND PERIOD" means, with respect to the Series 2015/6-VMO VMTP Shares, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including May 31, 2012 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

   "EFFECTIVE LEVERAGE RATIO" means the quotient of:

   (A) the sum of (i) the aggregate liquidation preference of the Fund's "senior securities" (as that term is defined in the 1940 Act) that are shares of beneficial interest of the Fund, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (x) any such senior securities for which the Fund has issued a notice of redemption (in accordance with the terms of such senior securities) and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (y) the Fund's outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of VMTP Shares or other replacement securities, for which the Fund either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) to the paying agent for such Preferred Shares or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; (ii) the aggregate principal amount of a Fund's "senior securities representing indebtedness" (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon;
(iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund); and (iv) the aggregate amount of the Fund's repurchase obligations under repurchase agreements;

   divided by

   (B) the sum of (i) the Market Value of the Fund's total assets (including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities relating to senior securities for which the Fund has issued a notice of redemption (in accordance with the terms of such senior securities) and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption), less the sum of (A) the amount of the Fund's accrued liabilities (which accrued liabilities shall include net obligations of the Fund under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Fund to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and (B) the Overconcentration Amount; and (ii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund).

   "EFFECTIVE LEVERAGE RATIO CURE PERIOD" has the meaning specified in
Section 6(b) of this Certificate of Designation.

   "ELECTRONIC MEANS" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent, shall be sent by such means as set forth in the Redemption and Paying Agent Agreement.

   "ELIGIBLE ASSETS" means the instruments listed on Appendix A hereto.

   "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

   "EXCLUDED REDEMPTION" means a redemption of 10% or less of the Outstanding VMTP Shares utilizing redemption proceeds derived from the issuance of tender option bond securities.

   "EXPOSURE PERIOD" has the meaning set forth in the Moody's Guidelines.

   "FAILURE TO DEPOSIT" means, with respect to a series of VMTP Shares, a failure by the Fund to pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for such series of VMTP Shares, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any Redemption Date for such series of VMTP Shares in funds available on such Redemption Date in The City of New York, New York, the Redemption Price to be paid on such Redemption Date for any share of such Series after Notice of Redemption is provided pursuant to Section 10(c) of this Certificate of Designation; provided, however, that, notwithstanding anything expressed or implied herein to the contrary, (i) the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of VMTP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption, and (ii) a Failure to Deposit shall not be deemed to have occurred if the Fund is unable to make the payments in clause (A) or clause (B) due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments.

   "FITCH" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A, or any successor thereto.

   "FITCH ELIGIBLE ASSETS" means assets of the Fund set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Fitch ratings of VMTP Shares at the request of the Fund.

   "FITCH GUIDELINES" means the guidelines applicable to Fitch's then current ratings of the VMTP Shares provided by Fitch in connection with Fitch's ratings of the VMTP Shares at the request of the Fund (a copy of which is available to Holders on request to the Fund), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Fund or such earlier date as the Fund may elect.

   "FITCH PROVISIONS" means Sections 7, 8(c)(B) and 9 of this Certificate of Designation with respect to Fitch, and any other provisions hereof with respect to Fitch's ratings of VMTP Shares at the request of the Fund, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from Fitch. The Fund is required to comply with the Fitch Provisions only if Fitch is then rating VMTP Shares at the request of the Fund.

   "FOREIGN ENTITY" means any non-U.S. entity that is an Operating Company whose equity securities (or depositary receipts) are publicly traded and has a market capitalization of a U.S. dollar equivalent of not less than U.S.$1,000,000,000 on the trade date for the proposed transfer of VMTP Shares.

   "FUND" has the meaning as set forth in the recitals of this Certificate of Designation.

   "GROSS-UP PAYMENT" means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner's dividends in dollars (after giving effect to regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner. Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of VMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is properly designated as an exempt-interest dividend under
Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of VMTP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made; and
(iv) assuming that each Taxable Allocation and each Gross-up Payment would not be subject to the tax imposed by Section 1411 of the Code or any similar Medicare or other surtax.

   "HOLDER" means a Person in whose name a VMTP Share is registered in the registration books of the Fund maintained by the Redemption and Paying Agent.

   "INCREASED RATE EVENT" means the occurrence of any of the following events:

   (a) failure by the Fund to pay when due the full amount of accrued but unpaid dividends on any Dividend Payment Date (other than a failure by the Fund to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Fund pays the full amount of such accrued but unpaid dividends;

   (b) failure by the Fund to make any redemption payment pursuant to
Section 10 of this Certificate of Designation (other than a failure by the Fund to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Fund makes such redemption payment;

   (c) failure by the Fund to pay when due the full amount of accrued but unpaid dividends in respect of Gross-up Payments required to be paid pursuant to Section 3(b), (other than a failure by the Fund to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Fund pays the full amount of such accrued but unpaid dividends in respect of Gross-up Payments required to paid pursuant to
Section 3(b);

   (d) failure by the Fund to have cured on or before the applicable Minimum Asset Coverage Cure Date any failure to maintain Minimum Asset Coverage as required by Section 6(a). This Increased Rate Event shall be considered cured on the date the Fund next achieves Minimum Asset Coverage;

   (e) failure by the Fund on the last day of an applicable Effective Leverage Ratio Cure Period to have an Effective Leverage Ratio of not greater than 45%. This Increased Rate Event shall be considered cured on the date the Fund next has an Effective Leverage Ratio of not greater than 45%;

   (f) failure by the Fund to make investments only in Eligible Assets as required by Section 6(c). This Increased Rate Event shall be considered cured on the date the Fund has disposed of any investments made in violation of
Section 6(c);

   (g) failure by the Fund to maintain compliance with Section 6(d). This Increased Rate Event shall be considered cured on the date the Fund returns to compliance with Section 6(d);

   (h) the creation, incurrence, or existence of any lien in violation of
Section 6(e). This Increased Rate Event shall be considered cured on the date that such lien is released or discharged;

   (i) failure by the Fund on the Basic Maintenance Cure Date to satisfy the Basic Maintenance Amount as of the Valuation Date pertaining to such Basic Maintenance Cure Date. This Increased Rate Event shall be considered cured on the date that the Fund confirms in writing that it is in compliance with the Basic Maintenance Amount and makes such confirmation publicly available, which may be made by posting on a publicly available section of the Fund's website;

   (j) the declaration, payment or setting apart for payments any dividend or other distribution in violation of Section 8. Such Increased Rate Event shall be considered cured (i) in the case of any declaration or setting apart for payment of any dividend or other distribution, on the date such action is effectively rescinded, set aside, reversed, revoked, or otherwise rendered null and (ii) in any other case, on the first date thereafter that the Fund is not prohibited pursuant to Section 8 from declaring, paying or setting apart for payment a cash dividend or other cash distribution in respect of the Common Shares;

   (k) unless pursuant to an order of the court of competent jurisdiction, the payment or distribution of any assets of the Fund in violation of Section 11(b) or 11(c);

   (l) failure of the Fund to comply with Section 13(h). This Increased Rate Event will be considered cured on the date the Fund shall next maintain settlement of VMTP Shares in global book entry form through the Securities Depository;

   (m) failure of the Fund to comply with Section 13(i). This Increased Rate Event will be considered cured on the date such filing or application has been withdrawn, rescinded or dismissed;

   (n) failure of the Fund to comply with Section 13(v). This Increased Rate Event will be considered cured on the date the Fund produces financial statements audited in accordance with the standards of the Public Company Accounting Oversight Board (United States);

   (o) any determination is made by the Fund or the Internal Revenue Service that the VMTP Shares are not equity in a regulated investment company for federal income tax purposes. This Increased Rate Event will be considered cured on the date such determination is reversed, revoked or rescinded;

   (p) a Registration Rights Failure occurs. This Increased Rate Event will be considered cured on the date such Registration Rights Failure no longer exists;

   (q) failure by the Fund to have duly authorized any Related Document. This Increased Rate Event shall be considered cured on the date the Fund duly authorizes each such Related Document that was not previously duly authorized; or

   (r) failure by the Fund to provide the information required by Section 12(b) and such failure is not cured by the fifth Business Day following written request. This Increased Rate Event shall be considered cured on the date the Fund furnishes the information specified in the foregoing sentence.

   "INITIAL RATE PERIOD," with respect to the VMTP Shares of any Series, means the period commencing on and including the Date of Original Issue thereof and ending on, and including the next succeeding Wednesday or if such day is not a Business Day, the next succeeding Business Day.

   "INVESTMENT ADVISER", for purposes of this Certificate of Designation, means Invesco Advisers, Inc., or any successor investment advisor to the Fund.

   "LIBOR DEALER" means J.P. Morgan Securities LLC and such other dealer or dealers as the Fund from time to time may appoint or in lieu of any thereof, and their respective affiliates and successors.

   "LIBOR RATE" means, on any Rate Determination Date, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on Reuters display page LIBOR01 ("PAGE LIBOR01") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London time, on the day that is the London Business Day preceding the Rate Determination Date (the "LIBOR DETERMINATION DATE"), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page LIBOR01,
(A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations,
(C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Fund's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by the LIBOR Dealer (after obtaining the Fund's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Fund to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate Determination Date.

   "LIQUIDATION PREFERENCE," means $100,000 per share.

   "LIQUIDITY ACCOUNT" has the meaning specified in Section 10(b)(ii)(A) of this Certificate of Designation.

   "LIQUIDITY ACCOUNT INITIAL DATE" means the date which is six-months prior to the Term Redemption Date.

   "LIQUIDITY ACCOUNT INVESTMENTS" means Deposit Securities or any other security or investment owned by the Fund that is rated not less than A-/A3 or the equivalent rating (or any such rating's future equivalent) by each NRSRO then rating such security or investment (or if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be of an equivalent rating by the Investment Adviser on the Fund's books and records.

   "LIQUIDITY REQUIREMENT" has the meaning specified in Section 10(b)(ii)(B) of this Certificate of Designation.

   "LONDON BUSINESS DAY" means any day on which commercial banks are generally open for business in London.

   "MAJORITY" means the Holders of more than 50% of the aggregate Outstanding amount of the VMTP Shares.

   "MANAGED ASSETS" means the Fund's total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund's accrued liabilities (other than money borrowed for investment purposes). For the avoidance of doubt, assets attributable to money borrowed for investment purposes includes the portion of the Fund's assets in a tender option bond trust of which the Fund owns the residual interest (without regard to the value of the residual interest to avoid double counting).

   "MARKET VALUE" of any asset of the Fund means the indication of value thereof determined by an independent third-party pricing service designated pursuant to the Fund's valuation policies and procedures approved from time to time by the Board of Trustees for use in connection with the determination of the Fund's net asset value. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

   "MAXIMUM RATE" means 15% PER ANNUM, increased by any applicable Gross-up Payment due and payable in accordance with Section 3 of this Certificate of Designation.

   "MINIMUM ASSET COVERAGE" means asset coverage, as defined in Section 18(h) of the 1940 Act as in effect on the Date of Original Issue (excluding from (1) the denominator of such asset coverage test (i) any senior securities (as defined in the 1940 Act) for which the Fund has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (ii) the Fund's outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of VMTP Shares or other replacement securities, for which the Fund either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) to the paying agent for such Preferred Shares or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clause (1)(i) and (ii)) of at least 225% with respect to all outstanding senior securities of the Fund which are shares of beneficial interest of the Fund, including all Outstanding VMTP Shares (or, if higher, such other asset coverage as may be specified in or under the 1940 Act as in effect from time to time as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares).

   "MINIMUM ASSET COVERAGE CURE DATE," with respect to the failure by the Fund to maintain the Minimum Asset Coverage (as required by Section 6 of this Certificate of Designation), means the tenth Business Day following such failure.

   "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereto.

   "MOODY'S DISCOUNT FACTOR" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Fund's assets in connection with Moody's ratings of VMTP Shares at the request of the Fund.

   "MOODY'S ELIGIBLE ASSETS" means assets of the Fund set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Moody's ratings of VMTP Shares at the request of the Fund.

   "MOODY'S GUIDELINES" means the guidelines applicable to Moody's then current ratings of the VMTP Shares, provided by Moody's in connection with Moody's ratings of the VMTP Shares at the request of the Fund (a copy of which is available to Holders on request to the Fund), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody's provides final notice of such amendment to the Fund or such earlier date as the Fund may elect.

   "MOODY'S PROVISIONS" means Sections 7, 8(c)(B) and 9 of this Certificate of Designation with respect to Moody's, and any other provisions hereof with respect to Moody's ratings of VMTP Shares at the request of the Fund, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from Moody's. The Fund is required to comply with the Moody's Provisions only if Moody's is then rating VMTP Shares at the request of the Fund.

   "MUNICIPAL SECURITIES" means municipal bonds, municipal securities (including, without limitation, municipal notes and municipal commercial paper) or other instruments, the underlying obligations or reference obligations of which, are one or more municipal bonds or municipal securities, in any case in which the Fund may invest for purposes of satisfying its policy of investing in municipal securities pursuant to its investment policies and procedures.

   "NET TAX-EXEMPT INCOME" means the excess of the amount of interest excludable from gross income under Section 103(a) of the Code over the amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code.

   "NOTICE OF REDEMPTION" means any notice with respect to the redemption of VMTP Shares pursuant to Section 10(c) of this Certificate of Designation.

   "NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Fund, including, at the date hereof, Moody's and Fitch.

   "OPERATING COMPANY" means any company that (i) is not, and does not hold itself out as being engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities and does not own securities having a value exceeding 50% of the value of such company's total assets as set forth on such company's most recently publicly available financial statement; or (ii) is a banking institution, insurance company or broker-dealer, incorporated or organized under the laws of a country other than the United States, or a political subdivision of a country other than the United States that is regulated as such by that country's or subdivision's government or any agency thereof.

   "OTHER RATING AGENCY" means each NRSRO, if any, other than Fitch or Moody's then providing a rating for the VMTP Shares at the request of the Fund.

   "OTHER RATING AGENCY ELIGIBLE ASSETS" means assets of the Fund set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Other Rating Agency ratings of VMTP Shares at the request of the Fund.

   "OTHER RATING AGENCY GUIDELINES" means the guidelines applicable to each Other Rating Agency's ratings of the VMTP Shares, provided by such Other Rating Agency in connection with such Other Rating Agency's ratings of the VMTP Shares at the request of the Fund (a copy of which is available on request to the Fund), as may be amended from time to time, provided, however that any such amendment will not be effective except as agreed between such Other Rating Agency and the Fund or such earlier date as the Fund may elect.

   "OTHER RATING AGENCY PROVISIONS" means Sections 7, 8(c)(B) and 9 of this Certificate of Designation with respect to any Other Rating Agency then rating the VMTP Shares at the request of the Fund, and any other provisions hereof with respect to such Other Rating Agency's ratings of VMTP Shares, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from such Other Rating Agency. The Fund is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating VMTP Shares at the request of the Fund.

   "OUTSTANDING" means, as of any date with respect to the VMTP Shares of any Series, the number of VMTP Shares of such Series theretofore issued by the Fund except, without duplication, (i) any VMTP Shares of such Series theretofore cancelled or delivered to the Redemption and Paying Agent for cancellation or redemption by the Fund, (ii) any VMTP Shares of such Series with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent sufficient Deposit Securities to redeem such VMTP Shares, pursuant to Section 10 of this Certificate of Designation,
(iii) any VMTP Shares of such Series as to which the Fund shall be a Beneficial Owner, and (iv) any VMTP Shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

   "OVERCONCENTRATION AMOUNT" means as of any date of calculation of the Effective Leverage Ratio, an amount equal to the sum of: (i) the Market Value of the Fund's Managed Assets in a single state or territory in excess of 20%;
(ii) the Market Value of the Fund's Managed Assets in a single state or territory rated lower than A2 by Moody's or A by S&P or Fitch in excess of 10%;
(iii) the Market Value of the Fund's Managed Assets in a single state or territory rated lower than Baa3 by Moody's or BBB- by S&P or Fitch in excess of 5%; (iv) the Market Value of the Fund's Managed Assets that constitute tobacco obligations (excluding tobacco obligations that are Defeased Securities and tobacco obligations backed by state appropriation) in excess of 0%; (v) the Market Value of the Fund's Managed Assets paying less frequently than semi-annually in excess of 20%; and (vi) the Market Value of the Fund's Managed Assets that constitute tobacco obligations backed by state appropriation in excess of 5%; in each case, as a percentage of the Market Value of the Fund's Managed Assets.

   "PERMITTED ISSUER" shall have the meaning set forth in Appendix A of this Certificate of Designation.

   "PERSON" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

   "PREFERRED SHARES" has the meaning set forth in the Declaration of Trust, and includes the VMTP Shares.

   "PURCHASE AGREEMENT" means the Variable Rate Muni Term Preferred Shares Purchase Agreement, dated as of the Closing Date, between the Fund and the Purchaser, as amended, modified or supplemented from time to time.

   "PURCHASER" means the purchaser on the Date of Original Issue as set forth in the Purchase Agreement.

   "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

   "RATE DETERMINATION DATE" means, with respect to any Series of VMTP Shares,
(i) with respect to the Initial Rate Period for any Series of VMTP Shares, the Business Day immediately preceding the Date of Original Issue of such Series and (ii) with respect to any Subsequent Rate Period, the last day of the immediately preceding Rate Period for such Series.

   "RATE PERIOD," with respect to VMTP Shares, means the Initial Rate Period and any Subsequent Rate Period.

   "RATING AGENCY" means each of Fitch (if Fitch is then rating VMTP Shares at the request of the Fund), Moody's (if Moody's is then rating VMTP Shares at the request of the Fund) and any Other Rating Agency (if such Other Rating Agency is then rating VMTP Shares at the request of the Fund).

   "RATING AGENCY CERTIFICATE" has the meaning specified in Section 7(b) of this Certificate of Designation.

   "RATING AGENCY GUIDELINES" means Moody's Guidelines (if Moody's is then rating VMTP Shares at the request of the Fund), Fitch Guidelines (if Fitch is then rating VMTP Shares at the request of the Fund) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating VMTP Shares at the request of the Fund).

   "RATING AGENCY PROVISIONS" means the Moody's Provisions (if Moody's is then rating VMTP Shares at the request of the Fund), the Fitch Provisions (if Fitch is then rating VMTP Shares at the request of the Fund) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating VMTP Shares at the request of the Fund). The Fund is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating VMTP Shares at the request of the Fund.

   "RATINGS SPREAD" means, with respect to any Rate Period for any Series of VMTP Shares, the percentage per annum set forth opposite the highest applicable credit rating assigned to such Series, unless the lowest applicable credit rating is at or below A+/A1, in which case it means the percentage per annum set forth opposite the lowest applicable credit rating assigned to such Series, by either Moody's (if Moody's is then rating the VMTP Shares at the request of the Fund), Fitch (if Fitch is then rating the VMTP Shares at the request of the
Fund) or Other Rating Agency (if Other Rating Agency is then rating the VMTP Shares at the request of the Fund) in the table below on the Rate Determination Date for such Rate Period:

MOODY'S/FITCH*                                                         PERCENTAGE
--------------                                                         ----------
Aaa/AAA                                                                   1.10%
Aa3/AA- to Aa1/AA+                                                        1.20%
A3/A- to A1/A+                                                            2.00%
Baa3/BBB- to Baa1/BBB+                                                    3.00%
Non-investment grade or NR                                                4.00%

* And/or the equivalent ratings of an Other Rating Agency then rating the VMTP Shares at the request of the Fund.

   "REDEMPTION AND PAYING AGENT" means Deutsche Bank Trust Company Americas or any successor Person, which has entered into an agreement with the Fund to act as the Fund's transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VMTP Shares, or any successor by operation of law or any successor that acquires all or substantially all of the assets and assumes all of the liabilities of the Redemption and Paying Agent being replaced, either directly or by operation of law, provided that such successor (i) has a rating of at least A3/A- from an NRSRO and (ii) is a licensed banking entity with trust powers or a trust company and has total assets of at least $50 million.

   "REDEMPTION AND PAYING AGENT AGREEMENT" means the redemption and paying agent agreement, dated as of May 8, 2012 by and between the Fund and the Redemption and Paying Agent pursuant to which Deutsche Bank Trust Company Americas, or any successor, acts as Redemption and Paying Agent, as amended, modified or supplemented from time to time.

   "REDEMPTION DATE" has the meaning specified in Section 10(c) of this Certificate of Designation.

   "REDEMPTION PREMIUM" means, with respect to any VMTP Share rated above A1/A+ and its equivalent by all Rating Agencies then rating such VMTP Share at the request of the Fund as of the relevant Redemption Date and subject to any redemption on such Redemption Date, other than redemptions required to comply with Minimum Asset Coverage requirements or exceed compliance with the Minimum Asset Coverage requirements up to 240%, an amount equal to:

   (A) if such Redemption Date is greater than or equal to two years from the Term Redemption Date, the product of 3% and the Liquidation Preference of the VMTP Shares subject to redemption;

   (B) if such Redemption Date is less than two years but greater than or equal to 18 months from the Term Redemption Date, the product of 2% and the Liquidation Preference of the VMTP Shares subject to redemption; and

   (C) if such Redemption Date is less than 18 months but greater than or equal to one year from the Term Redemption Date, the product of 1% and the Liquidation Preference of the VMTP Shares subject to redemption.

   Any VMTP Share exchanged for a preferred share of an acquiring entity or successor entity in connection with a reorganization, merger or redomestication of the Fund in another state that had been previously approved by the Holders of VMTP Shares or that otherwise does not require the vote or consent of the Holders of VMTP Shares shall not be subject to the Redemption Premium.

   "REDEMPTION PRICE" means, with respect to any VMTP Share, the sum of (i) the Liquidation Preference, (ii) accumulated but unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption (subject to Section 10(e)) and (iii) the Redemption Premium, if any, in respect of such VMTP Share.

   "REFERENCE BANKS" means four major banks in the London interbank market selected by J.P. Morgan Securities LLC or its affiliates or successors or such other party as the Fund may from time to time appoint.

   "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement entered into between the Fund and the Purchaser dated as of the Closing Date and as amended from time to time.

   "REGISTRATION RIGHTS FAILURE" means any failure by the Fund to (i) use its commercially reasonable efforts to make effective a VMTP Registration Statement with the SEC in violation of the Fund's obligations under the Registration Rights Agreement, or (ii) comply in any material respect with any other material provision of the Registration Rights Agreement necessary to effect the VMTP Registration Statement which has not been cured within 30 Business Days of the date of such violation.

   "RELATED DOCUMENTS" means this Certificate of Designation, the Declaration of Trust, the Purchase Agreement, the Registration Rights Agreement and the VMTP Shares.

   "RULE 2A-7" means Rule 2a-7 under the 1940 Act.

   "S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto

   "SEC" means the Securities and Exchange Commission.

   "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

   "SECURITIES DEPOSITORY" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VMTP Shares.

   "SERIES" has the meaning as set forth in the recitals of this Certificate of Designation.

   "SERIES OF VMTP SHARES" has the meaning as set forth in the recitals of this Certificate of Designation.

   "SIFMA" has the meaning as set forth in the recitals of this Certificate of Designation.

   "SIFMA MUNICIPAL SWAP INDEX" means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association as of 3:00 p.m., New York City time, on the applicable Rate

Determination Date; provided, however, that if such index is no longer produced by Municipal Market Data, Inc. or its successor, then SIFMA Municipal Swap Index means (i) the S&P Weekly High Grade Municipal Index produced by
Standard & Poor's Financial Services LLC or its successors on the applicable Rate Determination Date or (ii) if the S&P Weekly High Grade Municipal Index is no longer produced, the one-week LIBOR Rate on the applicable Rate Determination Date.

   "SUBSEQUENT RATE PERIOD," with respect to VMTP Shares, means the period from, and including, the first day following a Rate Period of such VMTP Shares to, and including, the next succeeding Wednesday, or if such day is not a Business Day, the next succeeding Business Day.

   "SUBSTITUTE LIBOR DEALER" means any LIBOR Dealer selected by the Fund; provided that none of such entities shall be an existing LIBOR Dealer.

   "TAXABLE ALLOCATION" means any payment or portion of a payment of a dividend that is not designated by the Fund as an exempt-interest dividend (as defined in Section 852(b)(5) of the Code).

   "TERM REDEMPTION AMOUNT" has the meaning specified in Section 10(b)(ii)(A) of this Certificate of Designation.

   "TERM REDEMPTION DATE" means June 1, 2015 or such later date to which it may be extended in accordance with Section 10(b)(i)(A) of this Certificate of Designation.

   "TOTAL HOLDERS" means the Holders of 100% of the aggregate Outstanding amount of the VMTP Shares.

   "U.S. GOVERNMENT SECURITIES" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, except in the case of United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

   "VALUATION DATE" means each Friday that is a Business Day, or for any Friday that is not a Business Day, the immediately preceding Business Day, and the Date of Original Issue, commencing with the Date of Original Issue.

   "VMTP REGISTRATION STATEMENT" means a registration statement prepared on Form N-2 under the Securities Act, including the related final prospectus or prospectuses, related to the VMTP Shares.

   "VMTP SHARES" has the meaning as set forth in the recitals of this Certificate of Designation.

   "VOTING PERIOD" has the meaning specified in Section 4(b)(i) of this Certificate of Designation.

                                     TERMS

1. NUMBER OF AUTHORIZED SHARES.

       (a) Authorized Shares. The initial number of authorized VMTP Shares is 1,870.

       (b) Capitalization. So long as any VMTP Shares are Outstanding, the Fund shall not, issue (i) any class or series of shares ranking prior to or on a parity with VMTP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs, or (ii) any other "senior security" (as defined in the 1940 Act as of the Date of Original Issue) of the Fund other than the Fund's use of tender option bonds, when-issued and delayed delivery transactions, futures, forwards, swaps and other derivative transactions, except as may be issued in connection with any issuance of preferred shares or other senior securities some or all of the proceeds from which issuance are used to redeem all of the Outstanding VMTP Shares (provided that the Fund delivers the proceeds from such issuance necessary to redeem all of the Outstanding VMTP Shares to the Redemption and Paying Agent for investment in Deposit Securities for the purpose of redeeming such VMTP Shares and issues a Notice of Redemption and redeems such VMTP Shares as soon as practicable in accordance with the terms of this Certificate of Designation).

       (c) Capital and Surplus. For so long as any VMTP Shares are outstanding,
(i) for any of the Fund's shares of beneficial interest having a par value, the portion of any consideration received by the Fund for such shares equal to the aggregate par value of such shares shall be deemed to be capital of the Fund, and (ii) for any of the Fund's shares of beneficial interest having no par value, the portion of any consideration received by the Fund for such shares that shall be deemed to be capital of the Fund shall equal $0.01 per share multiplied by the number of such shares issued by the Fund, unless in either or each case the Board of Trustees by resolution determines that a greater portion of such consideration shall be capital of the Fund. The capital of the Fund may be increased from time to time by resolution of the Board of Trustees directing that a portion of the net assets of the Fund in excess of the amount so determined to be capital be transferred to the capital account. The excess, if any, at any given time, of the net assets of the Fund over the amount determined to be capital shall be surplus. Solely for purposes of determining the capital and surplus of the Fund in accordance with this Section 1(c), the Fund's net assets means the amount by which total assets of the Fund exceed its total liabilities. Capital and surplus are not liabilities for this purpose.

       (d) Reduction of Capital. The Fund may reduce its capital by a resolution of the Board of Trustees in any of the following ways:

         (i) by reducing or eliminating the capital represented by shares of beneficial interest which have been retired;

         (ii) by applying to an otherwise authorized purchase or redemption of outstanding shares of beneficial interest some or all of the capital represented by the shares being purchased or redeemed, or any capital that has not been allocated to any particular class of beneficial interest;

         (iii) by applying to an otherwise authorized conversion or exchange of its outstanding shares of beneficial interest some or all of the capital represented by the shares being converted or exchanged, or some or all of any capital that has not been allocated to any particular class or series of its shares of beneficial interest, or both, to the extent that such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange; or

         (iv) by transferring to surplus (A) some or all of the capital not represented by any particular class or series of its beneficial interests, (B) some or all of the capital represented by its issued shares of beneficial interests having a par value, which capital is in excess of the aggregate par value of such shares, or (C) some of the capital represented by issued shares of its beneficial interests without par value.

       (e) Capital Sufficiency. Notwithstanding the other provisions of Section
(d), no reduction of capital shall be made or effected unless the assets of the Fund remaining after such reduction shall be sufficient to pay any debts of the Fund for which payment has not been otherwise provided.

2. DIVIDENDS.

       (a) Ranking. The shares of any Series of VMTP Shares shall rank on a parity with each other, with shares of any other Series of VMTP Shares and with shares of any other Series of Preferred Shares as to the payment of dividends by the Fund.

       (b) Cumulative Cash Dividends. The Holders of VMTP Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with the Declaration of Trust and Applicable Law, cumulative cash dividends at the Applicable Rate for such VMTP Shares, determined as set forth in Section 2(e), and no more (except to the extent set forth in Section 3 of this Certificate of Designation), payable on the Dividend Payment Dates with respect to such VMTP Shares determined pursuant to
Section 2(d). Holders of VMTP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VMTP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VMTP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage, except that the Fund shall pay as a supplemental dividend out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, the Additional Amount (as defined below in Section 2(e)(i)(B)) on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third Business Day next succeeding the day on which the Failure to Deposit occurred.

       (c) Dividends Cumulative from Date of Original Issue. Dividends on VMTP Shares of any Series shall be declared daily and accumulate at the Applicable Rate until paid for such VMTP Shares from the Date of Original Issue thereof.

       (d) Dividend Payment Dates. The Dividend Payment Date with respect to VMTP Shares shall be the first Business Day of each calendar month.

       (e) Applicable Rates and Calculation of Dividends.

    (i) APPLICABLE RATES. The dividend rate on VMTP Shares of any Series during the period from and after the Date of Original Issue of such VMTP Shares to and including the last day of the Initial Rate Period for such VMTP Shares shall be calculated by the Redemption and Paying Agent and shall equal the rate PER ANNUM set forth with respect to the shares of such Series under "Designation" above. For each Subsequent Rate Period for VMTP Shares thereafter, the dividend rate on such VMTP Shares shall be calculated by the Redemption and Paying Agent and shall be equal to the rate PER ANNUM that results from the Applicable Rate Determination for such VMTP Shares on the Rate Determination Date immediately preceding such Subsequent Rate Period which shall be the sum of the (1) Applicable Base Rate and (2) Ratings Spread; provided, however, that:

         (A) if an Applicable Rate Determination for any such Subsequent Rate Period is not held (x) due to any reason not directly attributable to fault on the part of the Fund, including, without limitation, war damage, enemy action, terrorism, the act of any government or other competent authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, lock-out, strike, power failure, computer failure or error, breakdown or delay in communications or disruption of relevant markets, the dividend rate on such VMTP Shares for the first such Subsequent Rate Period will equal the sum of the previously determined dividend rate and 2.00% and if the Applicable Rate Determination for the next Subsequent Rate Period is not held for any reason, the dividend rate on such VMTP Shares for such next Subsequent Rate Period will be the Maximum Rate for such VMTP

              Shares and (y) for any other reason other than as provided for in clause (x), the dividend rate on such VMTP Shares for such Subsequent Rate Period will be adjusted to the Maximum Rate for such VMTP Shares on the Rate Determination Date therefore;

         (B) if any Failure to Deposit shall have occurred with respect to such VMTP Shares during any Dividend Period thereof, but, prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with
              Section 2(f) and the Fund shall have paid to the Redemption and Paying Agent, an additional amount out of legally available funds therefor under Applicable Law and otherwise in accordance with Applicable Law (the "ADDITIONAL AMOUNT"), daily supplemental dividends equal in the aggregate to the sum of (1) if such Failure to Deposit consisted of the failure to timely pay to the Redemption and Paying Agent the full amount of dividends with respect to any Dividend Period of such VMTP Shares, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period PLUS 2.00% by
              (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with Section 2(f) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day) and (2) if such Failure to Deposit consisted of the failure to timely pay to the Redemption and Paying Agent the Redemption Price of the shares, if any, of such Series for which Notice of Redemption has been provided by the Fund pursuant to
              Section 10(c) of this Certificate of Designation, an amount computed by multiplying, (x) for the Rate Period during which such Failure to Deposit occurs on the Redemption Date, the Applicable Rate PLUS 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with Section 2(f) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series to be redeemed (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day), and if a Rate Determination Date occurs on the date on which such Failure to Deposit occurred or on either of the two Business Days succeeding that date, and the Failure to Deposit has not been cured on such Rate Determination Date in accordance with Section 2(f), no Applicable Rate Determination will be held in respect of such VMTP Shares for the Subsequent Rate Period relating to such Rate Determination Date and the dividend rate for such VMTP Shares for such Subsequent Rate Period will be the Maximum Rate for such VMTP Shares on the Rate Determination Date for such Subsequent Rate Period; or

         (C) Upon the occurrence of an Increased Rate Event, for each day from (and including) the day the Increased Rate Event first occurs to (and excluding) the day the Increased Rate Event is cured, the dividend rate shall be a rate equal to the lesser of (x) the sum of (I) the dividend rate otherwise determined pursuant to the provisions of Section 2(e)(i) (exclusive of this proviso (C)) and
              (II) 2.00% and (y) the Maximum Rate.

         Each dividend rate determined in accordance with this Section 2(e)(i) of this Certificate of Designation shall be an "Applicable Rate." The Applicable Rate shall not be more than the Maximum Rate.

    (ii) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on VMTP Shares of a Series on any Dividend Payment Date shall be calculated by the Redemption and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods. The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for VMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

       (f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a Series of VMTP Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Redemption and Paying Agent) with respect to any Dividend Period of such VMTP Shares if, within the respective time periods described in Section 2(e)(i), the Fund shall have paid to the Redemption and Paying Agent (A) all accumulated but unpaid dividends on such VMTP Shares and
(B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Fund pursuant to
Section 10(c) of this Certificate of Designation; provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of VMTP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

       (g) Dividend Payments by Fund to Redemption and Paying Agent. In connection with each Dividend Payment Date for VMTP Shares, the Fund shall pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, on the Business Day immediately preceding the Dividend Payment Date, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of VMTP Shares on such Dividend Payment Date as determined in accordance with Section 2(e)(ii) of this Certificate of Designation or as otherwise provided for. If an aggregate amount of funds equal to the dividends to be paid to all Holders of VMTP Shares on such Dividend Payment Date are not available in New York, New York, by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Redemption and Paying Agent will notify the Holders by Electronic Means of such fact prior to the close of business on such day.

       (h) Redemption and Paying Agent to Hold Dividend Payments by Fund in Trust. All Deposit Securities paid to the Redemption and Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders specified in
Section 2(i). The Redemption and Paying Agent shall sell or settle any non-cash Deposit Securities after 12:00 noon, New York City time on the Business Day prior to a Dividend Payment Date to the extent that the Redemption and Paying Agent has not by such time received sufficient cash to pay the full amount dividends to be paid to all Holders of VMTP Shares on such Dividend Payment Date and pay such cash to the Holders of VMTP Shares on a PRO RATA basis. In no event shall the Redemption and Paying Agent be responsible for any losses arising in connection with, or the sale price obtained, in connection with any such sale or settlement of Deposit Securities. The Redemption and Paying Agent shall notify the Fund by Electronic Means of the amount of any funds deposited with the Redemption and Paying Agent by the Fund for any reason under the Redemption and Paying Agent Agreement, including for the payment of dividends or the redemption of VMTP Shares, that remain with the Redemption and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Fund by the Redemption and Paying Agent upon request by Electronic Means of the Fund. The Fund's obligation to pay dividends to Holders in accordance with the provisions of this Certificate of Designation shall be satisfied upon payment by the Redemption and Paying Agent of such dividends to the Securities Depository on the relevant Dividend Payment Date.

       (i) Dividends Paid to Holders. Each dividend on VMTP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date. In connection with any transfer of VMTP Shares, the transferor as Beneficial Owner of VMTP Shares shall be deemed to have agreed pursuant to the terms of the VMTP Shares to transfer to the transferee the right to receive from the Fund any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the VMTP Shares in exchange for payment of the purchase price for such VMTP Shares by the transferee. In connection with any transfer of VMTP Shares, the transferee as Beneficial Owner of VMTP Shares shall be deemed to have agreed pursuant to the terms of the VMTP Shares to transfer to the transferor (or prior Holder) the right to receive from the

Fund any dividends in the nature of Gross-up Payments that relate to dividends paid during the transferor's (or prior Holder's) holding period.

       (j) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on VMTP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such VMTP Shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

       (k) Dividends Designated as Exempt-Interest Dividends. Dividends on VMTP Shares shall be designated as exempt-interest dividends up to the amount of the Net Tax-Exempt Income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code.

3. GROSS-UP PAYMENTS AND NOTICE OF ALLOCATIONS. Holders of VMTP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

   (a) Whenever the Fund intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VMTP Shares, the Fund shall use its best efforts to notify the Redemption and Paying Agent in writing of the amount to be so included (i) not later than 14 calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date; provided, however, that if such information is not known before the dates specified in clauses (i) or (ii), the Fund shall notify the Redemption and Paying Agent of such information as soon thereafter as is commercially feasible. Whenever such advance notice is received from the Fund, the Redemption and Paying Agent will notify each Holder. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period.

   (b)(i) If the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VMTP Shares the Fund shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and provide the Redemption and Paying Agent a notice with respect to such dividend describing the Gross-up Payment for it to send to the Holders and (ii) if the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VMTP Shares without simultaneously increasing such dividend as described in clause (i) above the Fund shall, prior to the end of the calendar year in which such dividend was paid, provide the amount of the Gross-up Payments due all Holders to the Redemption and Paying Agent and a notice with respect to such Gross-up Payment to transmit to the Holders that were entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Fund.

   (c) The Fund shall, as soon as reasonably possible, make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund due to a clerical or similar calculation error made by the Fund, provided that the amount of any such net capital gains or ordinary income reallocated to the VMTP Shares exceeds $25,000 in the aggregate and such reallocation occurs prior to the expiration of the period of limitations of the Fund (even if such period expires prior to the expiration of the period of limitations of any particular holder).

4. VOTING RIGHTS.

       (a) One Vote Per VMTP Share. Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of VMTP Shares shall be entitled to one vote for each VMTP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding

Preferred Shares, including each VMTP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VMTP Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, shall be entitled to elect two trustees of the Fund at all times, each Preferred Share, including each VMTP Share, entitling the holder thereof to one vote. Subject to Section 4(b), the holders of outstanding Common Shares and Preferred Shares, including VMTP Shares, voting together as a single class, shall elect the balance of the trustees.

       (b) Voting for Additional Trustees.

    (i) VOTING PERIOD. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this
         Section 4(b)(i) shall exist (such period being referred to herein as a "VOTING PERIOD"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including VMTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including VMTP Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

         (A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including VMTP Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent (or other redemption and paying agent for Preferred Shares other than VMTP Shares, if applicable) for the payment of such accumulated dividends; or

         (B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Fund.

              Upon the termination of a Voting Period, the voting rights described in this Section 4(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this Section 4(b)(i).

   (ii) NOTICE OF SPECIAL MEETING. As soon as reasonably practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in Section 4(b)(i) of this
          Section 4, the Fund may call a special meeting of such holders, such call to be made by notice as provided in the bylaws of the Fund, such meeting to be held not less than ten (10) nor more than sixty
          (60) days after the date of mailing of such notice. If a special meeting is not called by the Fund, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be not less than ten (10) days nor more than sixty (60) prior to the date of such special meeting. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in
          Section 4(b)(i) on a one-vote-per-share basis.

   (iii) TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

    (iv) TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to Section 4(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 4(b)(i) shall cease, subject to the provisions of the last sentence of
         Section 4(b)(i).

       (c) 1940 Act Matters. The affirmative vote of the holders of a "majority of the outstanding Preferred Shares," including the VMTP Shares Outstanding at the time, voting as a separate class, shall be required to approve (A) any conversion of the Fund from a closed-end to an open-end investment company,
(B) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (C) any action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act.

          For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or
(ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of VMTP Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than 10 Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the VMTP Shares at the request of the Fund), Fitch (if Fitch is then rating the VMTP Shares at the request of the Fund) and Other Rating Agency (if any Other Rating Agency is then rating the VMTP Shares at the request of the
Fund) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

       (d) Exclusive Right to Vote on Certain Matters Notwithstanding the foregoing, and except as otherwise required by the Declaration of Trust or Applicable Law, (i) Holders of Outstanding VMTP Shares will be entitled as a Series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund, to vote on matters adversely affecting VMTP Shares that do not adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund and (ii) Holders of Outstanding VMTP Shares will not be entitled to vote on matters adversely affecting any other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund that do not adversely affect any of the rights of Holders of the VMTP Shares.

       (e) Rights Set Forth Herein Are Sole Rights. Unless otherwise required by law, the Holders of VMTP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

       (f) No Preemptive Rights or Cumulative Voting. The Holders of VMTP Shares shall have no preemptive rights or rights to cumulative voting.

       (g) Voting for Trustees Sole Remedy for Fund's Failure to Pay Dividends. In the event that the Fund fails to pay any dividends on the VMTP Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 4.

       (h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Certificate of Designation, by the other provisions of the Declaration of Trust, by statute or otherwise by Applicable Law, no Holder shall be entitled to vote any VMTP Shares and no VMTP Shares shall be deemed to be "Outstanding" for the purpose of voting or determining the number of VMTP Shares required to constitute a quorum if, prior to or concurrently with the time of determination of VMTP Shares entitled to vote or VMTP Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VMTP Shares shall have been provided as set forth in Section 10(c) of this Certificate of Designation and Deposit Securities in an amount equal to the Redemption Price for the redemption of such VMTP Shares shall have been deposited in trust with the Redemption and Paying Agent for that purpose. VMTP Shares held (legally or beneficially) by the Fund or any affiliate of the Fund or otherwise controlled by the Fund shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

       (i) Grant of Irrevocable Proxy. To the fullest extent permitted by Applicable Law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy.

5. AMENDMENTS.

   (a) Except as may be otherwise expressly provided in respect of a particular provision of this Certificate of Designation or as otherwise required by Applicable Law, this Certificate of Designation may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of a majority of the Outstanding VMTP Shares.

   (b) Notwithstanding Section 5(a) of this Certificate of Designation, except as may be otherwise expressly provided by Sections 5(f), 5(g) or 5(h) of this Certificate of Designation or as otherwise required by Applicable Law, so long as any VMTP Shares are Outstanding, (x) the definitions of "Eligible Assets" (including Appendix A hereto) and "Minimum Asset Coverage" and (y) Sections 1(b), 6(a), 6(b), 6(c), 6(d), paragraphs (A) through (D) of Section 10(b)(ii),
Section 13(h) and Section 13(i) of this Certificate of Designation may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of 66 2/3% of the Outstanding VMTP Shares. No amendment to paragraphs (A) through (D) of Section 10(b)(ii) of this Certificate of Designation shall be effective unless the Fund has received written confirmation from each Rating Agency, as applicable, then rating the VMTP Shares at the request of the Fund, that such amendment will not adversely affect the rating then assigned by such Rating Agency to the VMTP Shares.

   (c) Notwithstanding Sections 5(a) and 5(b) of this Certificate of Designation, except as may be otherwise expressly provided by Sections 5(f), 5(g) or 5(h) of this Certificate of Designation or as otherwise required by Applicable Law, the provisions of this Certificate of Designation set forth under (x) the caption "Designation" (but only with respect to any VMTP Shares already issued and Outstanding), (y) Sections 1(a) (but only with respect to any VMTP Shares already issued and Outstanding), 2(a), 2(b), 2(c), 2(d), 2(e)(i), 2(e)(ii), 2(k), 3(b), 8, 10(a)(i), 10(b)(i), 10(h), 11(a), 11(b) or
11(c) of this Certificate of Designation and (z) the definitions "Additional Amount", "Applicable Base Rate", "Applicable Rate", "Dividend Payment Date", "Dividend Period", "Effective Leverage Ratio", "Failure to Deposit", "Gross-up Payment", "Liquidation Preference", "Maximum Rate", "Outstanding", "Rate Determination Date", "Ratings Spread", "Redemption Premium", "Redemption Price", "Subsequent Rate Period" or "Term Redemption Date" (i) (A) may be amended so as to adversely affect the amount, timing, priority or taxability of any dividend, redemption or other payment or distribution due to the Holders and (B) the definition of "Effective Leverage Ratio" or the provisions of this Certificate of Designation specifying the calculation thereof may be amended, in each case, only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Total Holders and (ii) except as set forth in clause (i) above, may otherwise be amended upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the holders of 66 2/3% of the Outstanding VMTP Shares.

   (d) If any action set forth above in Sections 5(a) to 5(c) would adversely affect the rights of one or more Series (the "AFFECTED SERIES") of VMTP Shares in a manner different from any other Series of VMTP Shares, except as may be otherwise expressly provided as to a particular provision of this Certificate of Designation or as otherwise required by Applicable Law, the affirmative vote or consent of Holders of the corresponding percentage of the Affected Series Outstanding (as set forth in Section 5(a), (b) or (c)), shall also be required.

   (e) Any amendment that amends a provision of this Certificate of Designation, the Declaration of Trust or the VMTP Shares that requires the vote or consent of Holders of a percentage greater than a Majority shall require such specified percentage to approve any such proposed amendment.

   (f) Notwithstanding paragraphs (a) through (e) above or anything expressed or implied to the contrary in this Certificate of Designation, but subject to Applicable Law, a majority of the Board of Trustees may, by resolution duly adopted, without shareholder approval, but with at least 20 Business Days prior written notice to the Holders, amend or supplement this Certificate of Designation (1) to the extent not adverse to any Holder, to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof; provided that if Holders of at least 66 2/3% of the VMTP Shares Outstanding, indicate in writing that they are adversely affected thereby not later than five (5) Business Days prior to the effective date of any such amendment or supplement, the Fund either shall not make any such amendment or supplement or may seek arbitration with respect to such matter (at the expense of the Fund), or (2) to reflect any amendments or supplements hereto which the Board of Trustees is expressly entitled to adopt pursuant to the terms of this Certificate of Designation without shareholder approval, including without limitation, (i) amendments pursuant to
Section 5(g) of this Certificate of Designation, (ii) amendments the Board of Trustees deem necessary to conform this Certificate of Designation to the requirements of Applicable Law or the requirements of the Code,
(iii) amendments to effect or implement any plan of reorganization among the Fund and any registered investment companies under the 1940 Act that has been approved by the requisite vote of the Fund's shareholders or (iv) to designate additional Series of VMTP Shares (and terms relating thereto) to the extent permitted by this Certificate of Designation, the VMTP Shares or the Declaration of Trust. Any arbitration commenced pursuant to clause 1 of the immediately preceding sentence shall be conducted in New York, New York and in accordance with the American Arbitration Association rules.

   (g) Notwithstanding anything expressed or implied to the contrary in this Certificate of Designation, the Board of Trustees may, subject to this
Section 5(g), at any time, terminate the services of a Rating Agency then providing a rating for VMTP Shares of such Series with or without replacement, in either case, without the approval of Holders of VMTP Shares of such Series or other shareholders of the Fund.

      (i) Notwithstanding anything herein to the contrary, the Board of Trustees, without the approval of Holders of VMTP Shares or other shareholders of the Fund, may terminate the services of any Rating Agency then providing a rating for a Series of VMTP Shares and replace it with another Rating Agency, provided that the Fund provides seven (7) days' notice by Electronic Means to Holders of VMTP Shares of such Series prior to terminating the services of a Rating Agency and replacing it with another Rating Agency. In the event a Rating Agency ceases to furnish a preferred share rating or the Fund terminates a Rating Agency with replacement in accordance with this clause (i), the Fund shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency so terminated and, as applicable, the Fund shall be required to thereafter comply with the Rating Agency Provisions of each Rating Agency then providing a rating for the VMTP Shares of such Series at the request of the Fund.

       (ii)(A) Notwithstanding anything herein to the contrary, the Board of Trustees, without the approval of Holders of VMTP Shares or other shareholders of the Fund, may terminate the services of any Rating Agency then providing a rating for a Series of VMTP Shares without replacement, provided that (I) the Fund has given the Redemption and Paying Agent, and such terminated Rating Agency and Holders of VMTP Shares of such Series at least 45 calendar days' advance written notice of such termination of services, (II) the Fund is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in clause (I) hereof is given and at the time of the termination of services, and (III) the VMTP Shares of such Series continue to be rated by at least one NRSRO at and after the time of the termination of services.

          (B) On the date that the notice is given as described in the preceding clause (A) and on the date that the services of the applicable Rating Agency is terminated, the Fund shall provide the Redemption and Paying Agent and such terminated Rating Agency with an officers' certificate as to the compliance with the provisions of the preceding clause (A), and, on such later date and thereafter, the Fund shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency whose services were terminated.

      (iii) Notwithstanding anything herein to the contrary, but subject to this Section 5(g), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any holder of Preferred Shares, including any Series of VMTP Shares, or any other shareholder of the Fund. The Board of Trustees, without the vote or consent of any holder of Preferred Shares, including any Series of VMTP Shares, or any other shareholder of the Fund, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the rating of any Rating Agency that is then rating the VMTP Shares at the request of the Fund, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including VMTP Shares, or the Holders thereof, provided that the Board of Trustees receives written confirmation from such Rating Agency then rating the VMTP Shares at the request of the Fund (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of any Series of VMTP Shares) that any such action would not adversely affect the rating then assigned by such Rating Agency.

   (h) Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of the Board of Trustees to, subject to Applicable Law, amend or alter any provisions of this Certificate of Designation at any time that there are no VMTP Shares Outstanding.

6. MINIMUM ASSET COVERAGE AND OTHER FINANCIAL REQUIREMENTS.

       (a) Minimum Asset Coverage. The Fund shall maintain, as of the Valuation Date of each week in which any VMTP Share is Outstanding, the Minimum Asset Coverage.

       (b) Effective Leverage Ratio. The Fund shall maintain an Effective Leverage Ratio of not greater than 45% (other than solely by reason of fluctuations in the market value of its portfolio securities). In the event that the Fund's Effective Leverage Ratio exceeds 45% (whether by reason of fluctuations in the market value of its portfolio securities or otherwise), the Fund shall cause the Effective Leverage Ratio to be 45% or lower within 10 Business Days ("EFFECTIVE LEVERAGE RATIO CURE PERIOD").

       (c) Eligible Assets. The Fund shall make investments only in Eligible Assets in accordance with the Fund's investment objectives and investment policies.

       (d) Credit Quality. Under normal market conditions, the Fund shall invest at least 80% of its net assets in Municipal Securities rated, at the time of investment, in one of the four highest rating categories by at least one NRSRO or, if unrated, determined to be of comparable quality by the Investment Adviser.

       (e) Liens. The Fund shall not create or incur or suffer to be incurred or to exist any lien on any funds, accounts or other property held under the Declaration of Trust, except as permitted by the Declaration of Trust or as arising by operation of law and except for (i) any lien of the Custodian or any other Person with respect to the payment of fees or repayment for advances or otherwise, (ii) any lien arising in connection with any overdrafts incurred by the Fund in connection with custody accounts that it maintains, (iii) any lien that may be incurred in connection with the Fund's use of tender option bonds,
(iv) any lien arising in connection with futures, forwards, swaps and other derivative transactions, when-issued and delayed delivery transactions, options, caps, floors, collars, and residual floating rate obligations issued by tender option bond trusts, including residual interest bonds or tender option bonds, (v) any lien that may be incurred in connection with the Fund's proposed redemption or repurchase of all of its APS in accordance with the terms of the governing document of such APS and in accordance with
Section 13(n) of this Certificate of Designation, and (vi) any lien that may be incurred in connection with the Fund's proposed redemption or repurchase of all of the Outstanding VMTP Shares (provided that the Fund delivers to the Redemption and Paying Agent sufficient Deposit Securities for the purpose of redeeming the VMTP Shares, issues a Notice of Redemption for the VMTP Shares and redeems such VMTP Shares in accordance with the terms of this Certificate of Designation) as soon as practicable after the incurrence of such lien.

7. BASIC MAINTENANCE AMOUNT.

   (a) So long as VMTP Shares are Outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Moody's is then rating the VMTP Shares at the request of the Fund), (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Fitch is then rating the VMTP Shares at the request of the Fund), and (iii) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if any Other Rating Agency is then rating the VMTP Shares at the request of the Fund).

   (b) The Fund shall deliver to each Rating Agency which is then rating VMTP Shares at the request of the Fund and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum Asset Coverage, the Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a "RATING AGENCY CERTIFICATE"). A failure by the Fund to deliver a Rating Agency Certificate with respect to the Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Fund is less than the Basic Maintenance Amount, as of the relevant Valuation Date; provided, however, that the Fund shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that the Fund failed to deliver such Rating Agency Certificate.

8. RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

       (a) Dividends on Preferred Shares Other Than VMTP Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Fund ranking, as to the payment of dividends, on a parity with VMTP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VMTP Shares through their most recent Dividend Payment Date. When dividends are not paid in full upon the VMTP Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with VMTP Shares through their most recent respective dividend payment dates, all dividends declared upon VMTP Shares and any other such class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with VMTP Shares shall be declared PRO RATA so that the amount of dividends declared per share on VMTP Shares and such other class or series of shares of beneficial interest of the Fund shall in all cases bear to each other the same ratio that accumulated dividends per share on the VMTP Shares and such other class or series of beneficial interest of the Fund bear to each other (for purposes of this sentence, the amount of dividends declared per VMTP Share shall be based on the Applicable Rate for such VMTP Share effective during the Dividend Periods during which dividends were not paid in full).

       (b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its Common Shares) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

       (c) Other Restrictions on Dividends and Other Distributions. For so long as any VMTP Share is Outstanding, and except as set forth in Section 8(a) and
Section 11(c) of this Certificate of Designation, (A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the VMTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each Series of VMTP Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Redemption and Paying Agent and (ii) the Fund has redeemed the full number of VMTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase,

Common Shares or other shares, if any, ranking junior to VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to VMTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VMTP Shares at the request of the Fund), Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Fund) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the
Fund) would each at least equal the Basic Maintenance Amount.

       (d) Sources of Dividends. Notwithstanding anything expressed or implied herein to the contrary, the Board of Trustees may declare and pay dividends (including any Gross-up Payments or Additional Amounts) upon the VMTP Shares either (i) out of the Fund's surplus, as defined in and computed in accordance with Sections 1(c) and 1(d) hereof; or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Fund, computed in accordance with Sections 1(c) and 1(d) hereof, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by issued and outstanding shares of beneficial interest of all classes having a preference upon the distribution of assets, the Board of Trustees shall not declare and pay out of such net profits any dividends upon any shares of beneficial interest of any class until the deficiency in the amount of capital represented by the issued and outstanding shares of beneficial interest of all classes having a preference upon the distribution of assets shall have been repaired. Nothing is this Section 8(d) shall invalidate or otherwise affect a note, debenture or other obligation of the Fund paid by it as a dividend on its shares of beneficial interest, or any payment made thereon, if at the time such note, debenture or obligation was delivered by the Fund, the Fund had either surplus or net profits as provided in Sections 8(d)(i) or (ii) from which the dividend could lawfully have been paid.

9. RATING AGENCY RESTRICTIONS. For so long as any VMTP Shares are Outstanding and any Rating Agency is then rating the VMTP Shares at the request of the Fund, the Fund will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VMTP Shares.

10. REDEMPTION.

       (a) Optional Redemption.

    (i) Subject to the provisions of Section 10(a)(iii), (x) VMTP Shares of any Series may be redeemed, at the option of the Fund, at any time, as a whole or from time to time in part, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price or (y) if (i) the Board of Trustees determines it is necessary to modify this Certificate of Designation as a result of changes in the Rating Agency Guidelines to prevent any downgrade of the VMTP Shares by a Rating Agency then rating the VMTP Shares at the request of the Fund and the Fund certifies in writing to the Holders that such circumstance exists,
         (ii) the Holders have not approved such proposed modifications in accordance with Section 5 of this Certificate of Designation and
         (iii) at least nine months have elapsed since the Closing Date, then the Fund shall have the right to send a Notice of Redemption and set a Redemption Date for a redemption of all or a portion of the Outstanding VMTP Shares within 30 days after the occurrence of the non-approval under clause (ii) and upon such occurrence, the Fund shall be entitled to redeem the VMTP Shares, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law at the Redemption Price exclusive of the Redemption Premium; provided, however, that (A) VMTP Shares may not be redeemed in part if after such partial redemption fewer than 50 VMTP Shares of such Series would remain Outstanding; and (B) VMTP Shares are not redeemable by the Fund during the Initial Rate Period.

   (ii) If fewer than all of the Outstanding VMTP Shares of a Series are to be redeemed pursuant to Section 10(a)(i), the number of VMTP Shares of such Series to be redeemed shall be selected either PRO RATA from the Holders of VMTP Shares of such Series in proportion to the number of VMTP Shares of such Series held by such Holders or by lot or other fair method as determined by the Fund's Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law. The Fund's Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VMTP Shares will be redeemed from time to time.

   (iii)  The Fund may not on any date send a Notice of Redemption pursuant to
          Section 10(c) in respect of a redemption contemplated to be effected pursuant to this Section 10(a) unless on such date (A) to the extent such redemption is not an Excluded Redemption, the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount (including any applicable Redemption Premium) due to Holders of VMTP Shares by reason of the redemption of such VMTP Shares on such Redemption Date and (B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VMTP Shares at the request of the Fund), the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Fund) and the Discounted Value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Fund) would at least equal the Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause
          (B) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Fund, as described in the definition of Moody's Discount Factor herein.

       (b) Term/Mandatory Redemption

..

   (i)(A)TERM REDEMPTION. The Fund shall redeem, out of funds legally available therefor and otherwise in accordance with Applicable Law, all Outstanding VMTP Shares on the Term Redemption Date at the Redemption Price; provided, however, the Fund shall have the right, exercisable not more than 180 days nor less than 90 days prior to the Liquidity Account Initial Date, to request that the Total Holders extend the term of the Term Redemption Date for an additional 364 day period, which request may conditioned upon terms and conditions that are different from the terms and conditions herein. Each Holder shall, no later than 30 days after receiving such request, notify the Fund and the Redemption and Paying Agent of its acceptance or rejection of such request, which acceptance by any such Holder may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions herein or the terms and conditions proposed by the Fund in making an extension request. If any Holder fails to notify the Fund and the Redemption and Paying Agent of their acceptance or rejection of the Fund's request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request. If the Total Holders provide a Conditional Acceptance, then the Fund shall have 30 days thereafter to notify the Total Holders and the Redemption and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Total Holders' Conditional Acceptance. The Fund's failure to notify the Total Holders and the Redemption and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Total Holders' Conditional Acceptance. Each Holder may grant or deny any request for extension of the Term Redemption Date in its sole and absolute discretion.

     (B) BASIC MAINTENANCE AMOUNT, MINIMUM ASSET COVERAGE AND EFFECTIVE LEVERAGE RATIO MANDATORY REDEMPTION. The Fund also shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price, certain of the VMTP Shares, if the Fund fails to have either Moody's

              Eligible Assets (if Moody's is then rating the VMTP Shares at the request of the Fund) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Fund) with a Discounted Value, or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Fund) with a Discounted Value greater than or equal to the Basic Maintenance Amount, fails to maintain the Minimum Asset Coverage in accordance with this Certificate of Designation or fails to maintain the Effective Leverage Ratio in accordance with Section 6(b) of this Certificate of Designation, and such failure is not cured on or before the applicable Cure Date. If a redemption pursuant to this
              Section 10(b)(i)(B) is to occur, the Fund shall cause a Notice of Redemption to be sent to Holders in accordance with Section 10(c) and cause to be deposited Deposit Securities or other sufficient funds, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the VMTP Shares to be redeemed. The number of VMTP Shares to be redeemed shall be equal to the lesser of (A) the sum of (x) the minimum number of VMTP Shares, together with all other Preferred Shares subject to redemption, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Fund's having each of Moody's Eligible Assets (if Moody's is then rating the VMTP Shares at the request of the Fund) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Fund) with a Discounted Value and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Fund) with a Discounted Value greater than or equal to the Basic Maintenance Amount, maintaining the Minimum Asset Coverage or satisfying the Effective Leverage Ratio, as the case may be, as of the applicable Cure Date and (y) the number of additional VMTP Shares of the Fund may elect to simultaneously redeem (provided, however, that if there is no such minimum number of VMTP Shares and other Preferred Shares the redemption of which would have such result, all Preferred Shares then outstanding shall be redeemed), and (B) the maximum number of VMTP Shares, together with all other Preferred Shares subject to redemption, that can be redeemed out of funds legally available therefor under Applicable Law and otherwise in accordance with the Declaration of Trust and Applicable Law. In determining the VMTP Shares required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the Basic Maintenance Amount, the Minimum Asset Coverage or the Effective Leverage Ratio, as the case may be, PRO RATA, by lot or other fair method as determined by the Fund's Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law, among VMTP Shares and other Preferred Shares (and, then, PRO RATA, by lot or other fair method as determined by the Fund's Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law, among each Series of VMTP Shares) subject to redemption. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 10 Business Days nor later than 60 days after the applicable Cure Date, except that if the Fund does not have funds legally available under Applicable Law for the redemption of all of the required number of VMTP Shares and other Preferred Shares which are subject to redemption or the Fund otherwise is unable as a result of Applicable Law to effect such redemption on or prior to 60 days after the applicable Cure Date, the Fund shall redeem those VMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding VMTP Shares are to be redeemed pursuant to this Section 10(b), the number of VMTP Shares to be redeemed shall be redeemed PRO RATA, by lot or other fair method as determined by the Fund's Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law, from the Holders of the VMTP Shares in proportion to the number of VMTP Shares held by such Holders.

  (ii)(A)On or prior to the Liquidity Account Initial Date with respect to any Series of VMTP Shares, the Fund shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Fund (a "LIQUIDITY ACCOUNT") Liquidity Account Investments with a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series. The "TERM REDEMPTION AMOUNT" for any Series of VMTP Shares shall be equal to the Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Applicable Rate for such Series in effect at the time of the creation of the Liquidity Account for such Series will be the 6-month LIBOR Rate as in effect at such time of creation until the Term Redemption Date for such Series. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for a Series of VMTP Shares as of the close of business on any Business Day is less than 110% of the Term Redemption Amount with respect to such Series, then the Fund shall cause the Custodian and the Investment Adviser to segregate additional or substitute assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Series is at least equal to 110% of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Fund segregated as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series and
         (y) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with paragraph (B) below with respect to such Series for such date. The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Series of VMTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances. Notwithstanding anything expressed or implied herein to the contrary, the assets of the Liquidity Account shall continue to be assets of the Fund subject to the interests of all creditors and shareholders of the Fund.

         (B) The Market Value of the Deposit Securities held in the Liquidity Account for a Series of VMTP Shares, from and after the 15/th/ day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the month of the Term Redemption Date for such Series specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the "LIQUIDITY REQUIREMENT"), but in all cases subject to the cure provisions of paragraph (C) below:

                                                         Value of Deposit Securities
Number of Months Preceding                         as Percentage of Term Redemption Amount
--------------------------                         ---------------------------------------
5                                                                     20%
4                                                                     40%
3                                                                     60%
2                                                                     80%
1                                                                    100%

         (C) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for a Series of VMTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day. With respect to Deposit Securities included in the Liquidity Account, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Deposit Securities from the Liquidity Account and to substitute therefor other Deposit Securities, so long as the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

         (D) The Deposit Securities included in the Liquidity Account for a Series of VMTP Shares may be liquidated by the Fund, in its discretion, and the proceeds applied towards payment of the Term Redemption Amount for such Series. Upon the deposit by the Fund on the Term Redemption Date with the Redemption and Paying Agent of the proceeds from the liquidation of the Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the VMTP Shares of a Series on the Term Redemption Date for such Series, the requirement of the Fund to maintain a Liquidity Account for such Series as contemplated by this
              Section 10(b)(ii) shall lapse and be of no further force and effect.

       (c) Notice of Redemption. If the Fund shall determine or be required to redeem, in whole or in part, VMTP Shares pursuant to Section 10(a) or
Section 10(b)(i), the Fund will send a notice of redemption (the "NOTICE OF REDEMPTION"), by Electronic Means (or by first class mail, postage prepaid, in the case where the VMTP Shares are in physical form) to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Fund to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the VMTP Shares are in physical form) so long as the Notice of Redemption is furnished by the Fund to the Redemption and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Redemption and Paying Agent. A Notice of Redemption shall be sent to Holders not less than ten (10) days prior to the date fixed for redemption in such Notice of Redemption (the "REDEMPTION DATE"), subject to the rules and regulations of the Securities Depository, if applicable. Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of VMTP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for VMTP Shares of such Series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price;
(vi) that dividends on the VMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Certificate of Designation under which such redemption is made. If fewer than all VMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VMTP Shares to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to (i) an optional redemption contemplated to be effected pursuant to
Section 10(a) of this Certificate of Designation or (ii) any redemption of VMTP Shares not required to be redeemed pursuant to Section 10(b)(i) of this Certificate of Designation in accordance with the terms stated herein that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by Applicable Law.

       (d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of Sections 10(a) or 10(b), if any dividends on VMTP Shares of a Series (whether or not earned or declared) are in arrears, no VMTP Shares of such Series shall be redeemed unless all Outstanding VMTP Shares of such Series are simultaneously redeemed, and the Fund shall not otherwise purchase or acquire any VMTP Shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding VMTP Shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding VMTP Shares of such Series.

       (e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of Trust and Applicable Law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem VMTP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Fund's failure to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed VMTP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on VMTP Shares and shall include those VMTP Shares for which a Notice of Redemption has been provided.

       (f) Redemption and Paying Agent to Hold Redemption Payments by Fund in Trust. All moneys paid to the Redemption and Paying Agent for payment of the Redemption Price of VMTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of shares so to be redeemed. The Fund's obligation to pay the Redemption Price of VMTP Shares called for redemption in accordance with this Certificate of Designation shall be satisfied upon payment of such Redemption Price by the Redemption and Paying Agent to the Securities Depository on the relevant Redemption Date.

       (g) Shares for Which Deposit Securities Have Been Deposited and Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been provided pursuant to Section 10(c), the Fund shall irrevocably (except to the extent set forth below in this Section 10(g)) deposit with the Redemption and Paying Agent, no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date specified in such notice, Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on the Redemption Date in respect of any VMTP Shares that are subject to such Notice of Redemption. Provided a Notice of Redemption has been provided pursuant to
Section 10(c), upon the deposit with the Redemption and Paying Agent of Deposit Securities in an amount sufficient to redeem the VMTP Shares that are the subject of such notice, dividends on such VMTP Shares shall cease to accumulate as of the Redemption Date and such VMTP Shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the VMTP Shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in Section 2(e)(i) and in Section 3 of this Certificate of Designation. Upon surrender in accordance with the Notice of Redemption of the certificates for any VMTP Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Redemption and Paying Agent to the Holders of VMTP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Redemption and Paying Agent, promptly after the date fixed for redemption, any cash or other Deposit Securities deposited with the Redemption and Paying Agent in excess of (i) the aggregate Redemption Price of the VMTP Shares called for redemption on such date and (ii) all other amounts to which Holders of VMTP Shares called for redemption may be entitled pursuant to this Certificate of Designation. Any funds so deposited that are unclaimed at the end of 90 days from such Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of VMTP Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled pursuant to this Certificate of Designation. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

       (h) Compliance with Applicable Law. In effecting any redemption pursuant to this Section 10, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any Applicable Law, and shall effect no redemption except in accordance with Applicable Law.

       (i) Only Whole VMTP Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole VMTP Shares shall be redeemed.

       (j) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 10 and Section 5 hereof, the Fund may, in its sole discretion, modify the administrative procedures set forth above with respect to notification of redemption for the VMTP Shares, provided that such modification does not materially and adversely affect the Holders of the VMTP Shares or cause the Fund to violate any law, rule or regulation, or shall in any way alter the obligations of the Redemption and Paying Agent without the Redemption and Paying Agent's prior written consent. Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions (x) are permissible under the rules and regulations or interpretations of the SEC and under other Applicable Law and (y) would not cause a material risk as to the treatment of the VMTP Shares as equity for U.S. federal income tax purposes, the Board of Trustees, without shareholder approval, by resolution may modify such redemption procedures.

       (k) Capital Limitations on Purchases and Redemptions. Notwithstanding anything expressed or implied to the contrary herein, for so long as any VMTP Shares are outstanding, the Fund shall not purchase or redeem its own shares of beneficial interest, including without limitation the VMTP Shares, for cash or other property when its capital is impaired or when such purchase or redemption would cause any impairment of its capital, except that it may purchase or redeem out of capital any of its own shares of beneficial interest, including without limitation the VMTP Shares, which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its shares of beneficial interest, or, if no shares entitled to such a preference are outstanding, any of its own shares of beneficial interest, if such shares will be retired upon their acquisition and the capital of the Fund reduced in accordance with Section 1(d) hereof. Nothing in this
Section 10(k) shall invalidate or otherwise affect a note, debenture or other obligation of the Fund given by it as consideration for its acquisition by purchase, redemption or exchange of its shares of beneficial interest if at the time such note, debenture or obligation was delivered by the Fund its capital was not then impaired or did not thereby become impaired. The Fund shall not redeem any of its shares of beneficial interest, unless their redemption is authorized by the Board of Trustees, and then only in accordance with the Declaration of Trust.

11. LIQUIDATION RIGHTS.

       (a) Ranking. The VMTP Shares shall rank on a parity with each other, with shares of any other Series of VMTP Shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

       (b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of VMTP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Fund legally available for distribution to its shareholders under the Declaration of Trust and Applicable Law and otherwise in accordance with the Declaration of Trust and Applicable Law, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the VMTP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares PLUS an amount equal to all dividends thereon (whether or not declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of this Certificate of Designation in connection with the liquidation of the Fund. After the payment to the Holders of the VMTP Shares of the full preferential amounts provided for in this Section 11(b), the Holders of VMTP Shares as such shall have no right or claim to any of the remaining assets of the Fund.

       (c) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of VMTP Shares upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 11(b), no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the VMTP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VMTP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

       (d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the VMTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the VMTP Shares as provided in
Section 11(b), but not prior thereto, any other series or class or classes of shares ranking junior to the VMTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the VMTP Shares shall not be entitled to share therein.

       (e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

       (f) Definition of Liabilities. For the avoidance of doubt, for purposes of Section 9.2 of the Declaration of Trust, "liabilities" of the Fund shall include all claims and obligations, including all contingent, conditional, or unmatured claims and obligations known to the Fund, all claims and obligations which are known to the Fund, but for which the identity of the claimant is unknown, and all claims and obligations that have not been made known to the Fund or that have not arisen but, based on the facts known to the Fund, are likely to arise or to become known to the Fund within 10 years after the date of dissolution.

12. TRANSFERS.

   (a) Unless otherwise approved in writing by the Fund, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of VMTP Shares only in whole shares and only to persons it reasonably believes are either (i) QIBs that are registered closed-end management investment companies the shares of which are traded on a national securities exchange ("CLOSED-END FUNDS"), banks (and their direct or indirect wholly-owned subsidiaries), insurance companies, Broker-Dealers, Foreign Entities (and their direct or indirect wholly-owned subsidiaries), companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies or (ii) tender option bond trusts in which all Beneficial Owners are QIBs that are Closed-End Funds, banks (and their direct or indirect wholly-owned subsidiaries), insurance companies, Broker-Dealers, Foreign Entities (and their direct or indirect wholly-owned subsidiaries), companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act. Any transfer in violation of the foregoing restrictions shall be void ab initio and any transferee of VMTP Shares transferred in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred VMTP Shares in trust for the benefit of the transferor of such VMTP Shares. The foregoing restrictions on transfer shall not apply to any VMTP Shares registered under the Securities Act pursuant to the Registration Rights Agreement or any subsequent transfer of such VMTP Shares thereafter.

   (b) If at any time the Fund is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A of the Securities Act, the Fund shall furnish, or cause to be furnished, to Holders of VMTP Shares and prospective purchasers of VMTP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A of the Securities Act.

13. MISCELLANEOUS.

       (a) No Fractional Shares. No fractional VMTP Shares shall be issued.

       (b) Status of VMTP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund. VMTP Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued Preferred Shares without designation as to series. Any VMTP Shares which are provisionally delivered by the Fund to or for the account of an agent of the Fund or to or for the account of a purchaser of the VMTP Shares, but for which final payment is not received by the Fund as agreed, shall return to the status of authorized and unissued VMTP Shares.

       (c) Treatment of VMTP Shares as Equity. The Fund shall, and each Holder and Beneficial Owner, by virtue of acquiring VMTP Shares, is deemed to have agreed to, treat the VMTP Shares as equity in the Fund for U.S. federal, state, local income and other tax purposes.

       (d) Board May Resolve Ambiguities. Subject to Section 5 of this Certificate of Designation and to the extent permitted by Applicable Law, the Board of Trustees may interpret and give effect to the provisions of this Certificate of Designation in good faith so as to resolve any inconsistency or ambiguity or to remedy any formal defect. Notwithstanding anything expressed or implied to the contrary in this Certificate of Designation, but subject to
Section 5, the Board of Trustees may amend this Certificate of Designation with respect to any Series of VMTP Shares prior to the issuance of VMTP Shares of such Series.

       (e) Headings Not Determinative. The headings contained in this Certificate of Designation are for convenience of reference only and shall not affect the meaning or interpretation of this Certificate of Designation.

       (f) Notices. All notices or communications, unless otherwise specified in the By-laws of the Fund or this Certificate of Designation, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

       (g) Redemption and Paying Agent. The Fund shall use its commercially reasonable efforts to engage at all times a Redemption and Paying Agent to perform the duties specified in this Certificate of Designation; provided that the Redemption and Paying Agent Agreement shall not allow the Redemption and Paying Agent's termination or resignation to become effective unless and until such time as a successor has been appointed and assumed the role of Redemption and Paying Agent.

       (h) Securities Depository. The Fund shall maintain settlement of VMTP Shares in global book entry form through the Securities Depository.

       (i) Voluntary Bankruptcy. The Fund shall not file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not reasonably foresee becoming insolvent.

       (j) Applicable Law Restrictions and Requirements. Notwithstanding anything expressed or implied to the contrary in this Certificate of Designation, all dividends, redemptions and other payments by the Fund on or in respect of the VMTP Shares shall be paid only out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law.

       (k) Information to Holders. Without limitation of other provisions of this Certificate of Designation, the Fund shall deliver, or cause to be delivered by the Redemption and Paying Agent at the expense of the Fund, to each Holder:

      (i) as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission, each annual and semi-annual report prepared with respect to the Fund, which delivery may be made by means of the electronic availability of any such document on a public website;

      (ii) notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VMTP Shares by any NRSRO then rating the VMTP Shares at the request of the Fund as promptly as practicable upon the occurrence thereof, to the extent such information is publicly available;

      (iii) notice of any failure to pay in full when due any dividend required to be paid by Section 2 of this Certificate of Designation that remains uncured for more than three Business Days as soon as reasonably practicable, but in no event later than one Business Day after expiration of the grace period;

      (iv) notice of insufficient deposit to provide for a properly noticed redemption or liquidation as soon as reasonably practicable, but in no event, later than two Business Days after discovery of insufficient deposits, to the extent such information is publicly available;

      (v) notice of any failure to comply with (A) a provision of the Rating Agency Guidelines when failure continues for more than five consecutive Business Days or (B) the Minimum Asset Coverage that continues for more than five consecutive Business Days as soon as reasonably practicable after discovery of such failure, but in no event, later than one Business Day after the later of (x) the expiration of the grace period or (y) the earlier of (1) the discovery of such failure and (2) information confirming such failure becomes publicly available;

      (vi) notice of any change to any investment adviser or sub-adviser of the Fund within two Business Days after a resignation or a notice of removal has been received from or sent to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser, to the extent such information is publicly available or not involving any portfolio manager listed in the public disclosure of the Fund;

      (vii) notice of any proxy solicitation as soon as reasonably practicable, but in no event, later than five Business Days after mailing thereof by the Fund's proxy agent;

      (viii) notice one Business Day after the occurrence thereof of (A) the failure of the Fund to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; (B) the failure of the Fund to pay, or admitting in writing its inability to pay, its debts generally as they become due; or
   (C) the failure of the Fund to pay accumulated dividends on any additional preferred shares of beneficial interest of the Fund ranking pari passu with the VMTP Shares, and any period of grace or cure with respect thereto shall have expired, in each case, to the extent such information is publicly available;

      (ix) notice of the occurrence of any Increased Rate Event and any subsequent cure thereof as soon as reasonably practicable, but in no event, later than five days after knowledge of senior management of the Fund thereof; provided that the Fund shall not be required to disclose the reason for such Increased Rate Event unless such information is otherwise publicly available;

      (x) notice of any action, suit, proceeding or investigation formally commenced or threatened in writing against the Fund or the Investment Adviser in any court or before any governmental authority concerning this Certificate of Designation, the Declaration of Trust, the VMTP Shares or any Related Document, as promptly as practicable, but in no event, later than 10 Business Days after knowledge of senior management of the Fund thereof, in each case, to the extent such information is publicly available;

      (xi) notice not later than three Business Days after each Valuation Date if such Valuation Date occurs on or prior to December 31, 2012, and notice one Business Day after each Valuation Date if such Valuation Date occurs after December 31, 2012, of the Fund's Effective Leverage Ratio, Minimum Asset Coverage and balances in the Liquidity Account, in each case, as of the close of business on such Valuation Date which shall include detailed information about the Market Value of the Fund's portfolio holdings and delivery will be made by means of posting on a publicly available section of the Fund's website;

      (xii) a report of portfolio holdings of the Fund as of the end of each month delivered no later than 15 days after the end of each month; and

      (xiii) when available, publicly available financial statements of the Fund's most recent fiscal year-end and the auditors' report with respect thereto, which shall present fairly, in all material respects, the financial position of the Fund at such date and for such period, in conformity with accounting principles generally accepted in the United States of America.

   The Fund shall require the Investment Adviser to inform the Fund as soon as reasonably practicable after the Investment Adviser's knowledge or discovery of the occurrence of any of the items set forth in Sections 13(k)(ix) and 13(k)(x) of this Certificate of Designation.

       (l) Tax Status of the Fund. The Fund will maintain its qualification as a "regulated investment company" within the meaning of Section 851(a) of the Code and to qualify the dividends made with respect to the VMTP Shares as tax-exempt dividends to the extent designated by the Fund.

       (m) Maintenance of Existence. At any time the VMTP Shares are outstanding, the Fund shall maintain its existence as a business trust or statutory trust under the laws of the state in which it is organized or formed, with requisite power to issue the VMTP Shares and to perform its obligations under this Certificate of Designation and each other Related Document to which it is a party.

       (n) Use of Proceeds. The Fund shall use the gross proceeds from the sale of VMTP Shares to the Purchaser pursuant to the Purchase Agreement to redeem the Fund's outstanding Auction Preferred Shares ("APS") as set forth in this
Section 13(n). The Fund shall give a notice of redemption of the fund's outstanding APS within two Business Days following the Closing Date, or, if such date is impracticable pursuant to the governing documents of the Fund's outstanding APS, the earliest practicable date following the Closing Date pursuant to the governing documents of the Fund's outstanding APS, for redemption of the APS at the earliest practicable date pursuant to the governing documents of the Fund's outstanding APS, which date is not be greater than 60 days from the Closing Date. If the foregoing requirements of the prior sentence are not complied with the Fund shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, the VMTP Shares as promptly as possible.

       (o) Compliance with Law. At any time the VMTP Shares are outstanding, the Fund shall comply with all laws, ordinances, orders, rules and regulations that are applicable to it if the failure to comply could reasonably be expected to have a material adverse effect on the Fund's ability to comply with its obligations under this Certificate of Designation, any of the VMTP Shares, and the other Related Documents to which it is a party.

       (p) Maintenance of Approvals: Filings, Etc. At any time the VMTP Shares are outstanding, the Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as are required under any Applicable Law for its performance of its obligations under this Certificate of Designation and the other Related Documents to which it is a party, except those as to which the failure to do so could not reasonably be expected to have a material adverse effect on the Fund's ability to comply with its obligations under this Certificate of Designation, the VMTP Shares, and the other Related Documents to which it is a party.

       (q) 1940 Act Registration. At any time the VMTP Shares are outstanding, the Fund shall maintain its registration as a closed-end management investment company under the 1940 Act.

       (r) Compliance with Eligible Assets Definition. At any time the VMTP Shares are outstanding, the Fund shall maintain policies and procedures that it believes are reasonably designed to ensure compliance with Section 6(c) of this Certificate of Designation.

       (s) Access to Information Relating to Compliance With Eligible Assets Definition. The Fund shall, upon request, provide a Beneficial Owner and such of its internal and external auditors and inspectors as a Beneficial Owner may from time to time designate, with reasonable access to publicly available information and records of the Fund relevant to the Fund's compliance with
Section 6(c) of this Certificate of Designation, but only for the purposes of internal and external audit.

       (t) Ratings. The VMTP Shares shall have a long-term credit rating of at least "Aa3" from Moody's and a long-term credit rating of "AAA" from Fitch on the Closing Date and the Fund shall use its commercially reasonable efforts to maintain a long-term credit rating at or above "A1" from Moody's under the Moody's Guidelines (if Moody's is then rating the VMTP Shares at the request of the Fund), a long-term credit rating at or above "A+" from Fitch under the Fitch Guidelines (if Fitch is then rating the VMTP Shares at the request of the Fund) and a long-term credit rating at or above the equivalent of "A+/A1" from Other Rating Agency under the Other Rating Agency Guidelines (if Other Rating Agency is then rating the VMTP Shares at the request of the Fund).

       (u) Purchase by Affiliates. The Fund shall not, nor shall it permit, or cause to be permitted, the Investment Adviser, or any account or entity over which the Fund or the Investment Adviser exercises discretionary authority or control or any of their respective affiliates (other than by the Fund, in the case of a redemption permitted by this Certificate of Designation, in connection with which the VMTP Shares subject to such redemption are to be cancelled by the Fund upon such redemption), to purchase in the aggregate more than 25% of the Outstanding VMTP Shares without the prior written consent of a Majority of the Holders of the VMTP Shares Outstanding, and any such purchases shall be void ab initio. For the avoidance of doubt, any such prior written consent shall be deemed to have been obtained with respect to any purchase of VMTP Shares pursuant to a right of first refusal granted by a Beneficial Owner.

       (v) Audits. The audits of the Fund's financial statements shall be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

       (w) Personal Liability. The Declaration of Trust provides that the name "Invesco Van Kampen Municipal Opportunity Trust" refers to the trustees under the Declaration of Trust collectively as trustees, but not as individuals or personally; and no trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund, but the Fund property only shall be liable.

       (x) Termination. In the event that no VMTP Shares of a Series are Outstanding, all rights and preferences of the VMTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Certificate of Designation with respect to such Series shall terminate.

       (y) Actions on Other Than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Certificate of Designation, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

14. GLOBAL CERTIFICATE.

   At any time prior to the commencement of a Voting Period, (i) all of the VMTP Shares Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Redemption and Paying Agent and (ii) no registration of transfer of VMTP Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

   The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of VMTP Shares in such a manner as to comply with the requirements of Section 8-204 of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, or any successor provisions.

                                                                     APPENDIX A

                                ELIGIBLE ASSETS

On the Date of Original Issue and at all times thereafter that the VMTP Shares are Outstanding:

1. "Eligible Assets" are defined to consist only of assets that conform to the following requirements as of the time of investment:

    A. Debt obligations. The following debt obligations which are not in payment default at the time of investment:

         i. Debt obligations issued by a State, the District of Columbia or political subdivision thereof, including, but not limited to, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of Section 142(b)(1) of the Code issued by or on behalf of one or more States, or any public agency or authority of any State, or political subdivision of a State.

         ii. Debt obligations issued by a U.S. Territory or political subdivision thereof, including limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Code issued by or on behalf of one or more U.S. Territories, or any public agency or authority of any U.S. Territory, or political subdivision of a U.S. Territory, which are rated in one of the four highest rating categories ("investment grade") by two or more NRSROs, or by one NRSRO if rated by only one NRSRO, or by one NRSRO, in the case of debt obligations that are Defeased Securities, or are determined by the Investment Adviser in good faith application of its internal credit rating standards to be the credit equivalent of investment grade.

         iii.   Debt obligations of the United States.

         iv. Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

         v. Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under
                Section 9 of the National Capital Transportation Act of 1969.

         vi.    Debt obligations of the Federal Home Loan Banks.

         vii. Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

         viii. Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

         ix. Debt obligations of any agency named in 12 U.S.C. (S) 24 (Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.

         x.     Debt obligations of issuers other than those specified in
                (i) through (ix) above that are rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO and that are "marketable." For these purposes, an obligation is "marketable" if:

              .    it is registered under the Securities Act;

              . it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

              . it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.

         xi. Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) or (ii) above or
              (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in
              (i) or (ii) above which with respect to both "a" and "b" are rated, or credit enhanced by a third party that is rated, in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if such debt obligations or depository receipts or third party credit enhancement providers have been rated by only one NRSRO.

An asset shall not fail to qualify as an Eligible Asset solely by virtue of the fact that:

              . it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

              .    it is for long-term or short-term financing purposes.

    B.   Derivatives

         i.   Interest rate derivatives;

         ii. Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets;

         iii. Credit default swaps; or

         iv. Common shares issued by open-end investment companies registered under the 1940 Act, swaps, futures, forwards, structured notes, options, swaptions, or other derivatives contracts that are designed solely to hedge the Fund's obligations under its deferred compensation plan, provided, that any such swap, future, forward, structured note, option, swaption, or other derivatives contract is not itself an equity security or a derivative based on a commodity, and may only be settled in cash (any asset under this clause iv, a "DEFERRED COMPENSATION HEDGE ASSET"); provided that the Deferred Compensation Hedge Assets so acquired do not constitute more than 0.05% of the Fund's Managed Assets as of the time of investment.

    C.   Other Assets

         i. Securities issued by other investment companies registered under the 1940 Act (open- or closed-end funds and exchange-traded funds (I.E., ETFs)) that invest exclusively in Eligible Assets, provided that such investments in the aggregate do not constitute more than 5% of the Fund's Managed Assets as of the time of investment; provided further, that notwithstanding the foregoing requirements of this clause (i), the Fund shall be permitted, subject to Applicable Law, to invest in securities issued by a money-market fund that (a) is registered under the 1940 Act,
              (b) is affiliated with the Investment Adviser and (c) invests exclusively in debt obligations that are Eligible Assets so long as the money-market fund's holdings in any one issuer do not exceed 5% of the money-market fund's total assets.

         ii.  Cash.

         iii. Repurchase agreements on assets described in A above.

         iv.  Taxable fixed-income securities issued by an issuer described in
              Section 1(A) (a "PERMITTED ISSUER") that are not in default at the time of acquisition, acquired for the purpose of influencing control over such Permitted Issuer or creditor group of municipal bonds of such Permitted Issuer (a) the Fund already owns and
              (b) which have deteriorated or are expected shortly to deteriorate, with the expectation that such investment should enable the Fund to better maximize the value of its existing investment in such issuer, provided that the taxable fixed-income securities of such issuer so acquired do not constitute more than 0.5% of the Fund's Managed Assets as of the time of investment.

         v. Any assets received by the Fund from a Permitted Issuer as the result of a default by the Permitted Issuer of its obligations under the asset or the bankruptcy or restructuring of the Permitted Issuer; provided any assets received as a result of a default by the Permitted Issuer shall be disposed of within five years of receipt thereof if such assets would not otherwise qualify as Eligible Assets but for this Section 1(C)(v).

2. At any time that VMTP Shares are outstanding, for any investment company the securities of which are held by the Fund, the Fund will provide or make available the following information to the Holders within 10 days after the public quarterly release of such information and on the Date of Original Issue (for the reporting period having ended most recently prior to the closing):

    i. the identity of the investment company and the CUSIP Number, the number of shares owned, as of the end of the prior quarter, and the percentage of the investment company's equity represented by the Fund's investment, as of the end of the prior quarter;

    ii. a representation that each such investment company invests solely in "Eligible Assets," which representation may be based upon the affirmative representation of the underlying investment company's investment adviser; and

    iii. the information contained in the most recently released financial statements of each such underlying investment company relating to the portfolio holdings of each such investment company.

                                                               Sub-Item 77Q1(a)

            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                      OF

                INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

       AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST of Invesco Van Kampen Municipal Opportunity Trust is made the 15th day of May, 2012 by the parties signatory hereto, as Trustees, and by each person who becomes a Shareholder in accordance with the terms hereinafter set forth;

       WHEREAS the Trust was formed on April 2, 2012 by its sole Trustee by the filing of a Certificate of Trust with the office of the Secretary of State of the State of Delaware pursuant to a Declaration of Trust, dated as of March 27, 2012 (the "Original Declaration");

       WHEREAS the Trust has been formed to carry on the business of a closed-end management investment company as defined in the 1940 Act;

       WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended from time to time, and the provisions hereinafter set forth; and

       WHEREAS pursuant to the provisions of the Original Declaration, the Board of Trustees desires to amend and restate the Original Declaration in the manner hereinafter set forth.

       NOW, THEREFORE, the Trustees hereby declare that:

       (i) the Original Declaration is amended and restated in its entirety in the manner hereinafter set forth;

       (ii) they will hold all cash, securities and other assets that they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares as hereinafter set forth; and

       (iii) this Amended and Restated Agreement and Declaration of Trust and the Bylaws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of this Agreement and the Bylaws.

                                   ARTICLE I
              NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

   Section 1.1 Name. The name of the statutory trust is Invesco Van Kampen Municipal Opportunity Trust, and the Trustees may transact the Trust's affairs in that name or any other name as the Board of Trustees may from time to time designate. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Act.

   Section 1.2 Offices of the Trust. The Board may at any time establish offices of the Trust at any place or places where the Trust intends to do business.

   Section 1.3 Registered Agent and Registered Office. The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth in the Certificate of Trust.

   Section 1.4 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided in the Governing Instrument:

    (a) "Affiliated Person," "Commission," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

    (b) "Agreement" means this Amended and Restated Agreement and Declaration of Trust, as it may be amended or amended, restated or supplemented, including without limitation, supplements relating to Preferred Shares, if any, from time to time;

    (c) "Board of Trustees" or "Board" shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article III hereof, having the powers and duties set forth herein;

    (d) "Bylaws" means the Bylaws of the Trust as amended from time to time by the Trustees;

    (e) "Certificate of Trust" shall mean the certificate of trust of the Trust filed on April 2, 2012 with the office of the Secretary of State of the State of Delaware as required under the Delaware Act, as such certificate may be amended or restated from time to time;

    (f) "class" or "class of Shares" refers to the division of Shares into two or more classes as provided in Section 2.1;

    (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder;

    (h) "Covered Person" means a person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trustees as a director, trustee, partner, officer, employee or agent of another foreign or domestic corporation, trust, partnership, joint venture or other enterprise;

    (i)  "Delaware Act" refers to the Delaware Statutory Trust Act, 12 Del. C.
         (S) 3801 et seq., as such Act may be amended from time to time;

    (j) "Governing Instrument" means collectively, this Agreement, the Bylaws, and any instrument or resolution establishing preferred shares, all amendments to this Agreement and the Bylaws, all written committee and sub-committee charters adopted by the Trustees, and every resolution of the Trustees or any committee or sub-committee of the Trustees that by its terms is incorporated by reference into this Agreement or stated to constitute part of the Trust's Governing Instrument, in each case as of the date of the adoption of each such resolution or amendment or modification thereto;

    (k) "Majority Shareholder Vote" means the vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust with each class of Shares voting together as a single class, except to the extent the 1940 Act or the Governing Instrument requires the separate vote of one or more classes of Shares, in which case the applicable proportion of such classes of Shares voting as a separate class, as the case may be, will be required;

    (l) "Majority Trustee Vote" means the vote of a majority of the Trustees then in office;

    (m) "1933 Act" means the Securities Act of 1933, as amended from time to time, and the rules promulgated thereunder;

    (n) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder;

    (o) "Record Owner" means, as of any particular time, a record owner of Shares of the Trust shown on the books of the Trust or the Trust's transfer agent as then issued and outstanding at such time;

    (p) "Registration Statement" means a registration statement of the Trust relating to Shares filed with the Commission under the 1933 Act and/or the 1940 Act, and all amendments to such registration statement, as in effect from time to time. The "effective date" of a Registration Statement shall be the date on which such Registration Statement (and any amendments thereto) is declared effective by the Commission, or becomes effective pursuant to the 1933 Act and/or the 1940 Act;

    (q) "series" or "series of Shares" refers to the designation of Shares into one or more series as provided in Section 2.1;

    (r) "Shareholder" means, as of any particular time, an owner of Shares, whether beneficially or of record, of the Trust;

    (s) "Shares" means the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require;

    (t) "Trust" means Invesco Van Kampen Municipal Opportunity Trust, the Delaware statutory trust formed under the Original Declaration, as amended and restated by this Agreement, and by filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware and governed by this Agreement, as such instruments may be further amended, restated or supplemented from time to time;

    (u) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or by the Trustees on behalf of the Trust; and

    (v) "Trustees" means the natural persons who have signed this Agreement as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other natural persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4, or elected as Trustee by the Shareholders, and reference herein to a Trustee or to the Trustees shall refer to such natural persons in their capacity as Trustees hereunder.

       In this Agreement or in any amended, restated or supplemented Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended, restated or supplemented. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders.

   Section 1.5 Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act investing primarily in securities and other financial instruments or property, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

                                  ARTICLE II
                         SHARES OF BENEFICIAL INTEREST

   Section 2.1 Shares of Beneficial Interest.

    (a) The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be designated as one or more series), with Shares of each such class or series having such par value and such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares of each class or series authorized shall be unlimited, and, unless otherwise provided in the Governing Instrument, the Shares so authorized may be represented in part by fractional shares. The Trustees may without Shareholder approval from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of shares, when issued on the terms determined by the Trustees, shall be fully paid and nonassessable.

    (b) The Shares shall initially be designated as one class, a class of an unlimited number of common Shares, no par value (the "Common Shares"), having the powers, preferences, rights, qualifications, limitations and restrictions described below. The Trust may also, from time to time, issue a class of an unlimited number of preferred Shares, (the "Preferred Shares"), having such par value, powers, preferences, rights, qualifications, limitations and restrictions as shall be set forth in a written instrument or resolution or resolutions adopted by the Trustees. Following the issuance of Preferred Shares, when no Preferred Shares or series of Preferred Shares remain outstanding, the Trustees shall adopt a resolution eliminating such Preferred Shares or Preferred Shares of the applicable series, subject to the right of the Trustees to issue Preferred Shares or Preferred Shares of a series pursuant to a future resolution or resolutions. To the extent that the Trustees authorize and issue Preferred Shares, they are hereby authorized and empowered to amend, restate or supplement this Agreement as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement, restatement or amendment shall be filed as is necessary.

    (c) Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act or the Governing Instrument.

    (d) Subject to any Board resolution establishing and designating a class of Shares, Shareholders shall have no preemptive or other right to subscribe for new or additional authorized, but unissued Shares or other securities issued by the Trust.

    (e) Subject to the rights of the holders of Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Board, shall be shared equally by the holders of Common Shares on a share for share basis. Subject to the rights of the holders of Preferred Shares, if any, in the event of the termination of the Trust, the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

    (f) Any Trustee, officer or other agent of the Trust, and any organization in which any such Person has an economic or other interest, may acquire, own, hold and dispose of Shares in the Trust, whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions or other provisions applicable to the sale or purchase of such shares herein, the 1940 Act and other applicable law.

   Section 2.2 Other Securities. The Trustees may, subject to the requirements of the 1940 Act and the Governing Instrument, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including debt securities or other senior securities. The Trustees are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities.

   Section 2.3 Personal Liability of Shareholders. No Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than (i) such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise, or (ii) any indemnification payment owed to the Trust by the Shareholder pursuant to
Section 8.5. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit.

   Section 2.4 Derivative Actions. In addition to the requirements set forth in
Section 3816 of the Delaware Act, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the following conditions are met:

       (a) The Shareholder or Shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed. For purposes of this Section 2.4, a demand on the Board of Trustees shall be deemed not likely to succeed and therefore excused only if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as such term is defined in the Delaware Act);

       (b) Unless a demand is not required under Section 2.4(a), Shareholders eligible to bring such derivative action under the Delaware Act who hold at least a majority of the outstanding Shares of the Trust shall join in the demand for the Board of Trustees to commence such action; and

       (c) Unless a demand is not required under Section 2.4(a), the Board of Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the demand and shall require an undertaking by the Shareholders making such demand to reimburse the Trust for the fees and expense of any such counsel or other advisors and other out of pocket expenses of the Trust, in the event that the Board of Trustees determines not to bring such action. The Trust is hereby permitted to redeem or repurchase Shares of any Shareholder liable to the Trust under this Section 2.4(c) at a value determined by the Board of Trustees in accordance with the 1940 Act and other applicable law, and to set off against and retain any distributions otherwise payable to any Shareholder liable to the Trust under this Section 2.4(c), in payment of amounts due hereunder.

   For purposes of this Section 2.4, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are "independent trustees" (as such term in defined in the Delaware Act).

   Section 2.5 Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said deceased, incapacitated, dissolved, terminated or bankrupt Shareholder under the Governing Instrument. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust

Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.

   Section 2.6 Disclosure of Holding. The Shareholders or holders of other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct or indirect ownership of Shares or other securities of the Trust as the Trustees deem to be (i) in the best interests of the Trust or (ii) necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority or stock exchange on which the Shares are listed for trading.

                                  ARTICLE III
                                 THE TRUSTEES

   Section 3.1 Management of the Trust.

    (a) The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement.

    (b) The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned.

    (c) The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

   Section 3.2 Number of Trustees. The Board shall consist of such number of trustees as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of trustees shall in no event be less than two (2) nor more than eleven (11); and provided further that the number of trustees shall be increased automatically to such number as is required to effectuate Section 3.4(b). The natural persons who have executed this Agreement shall be the Trustees as of the date hereof.

   Section 3.3 Classes of Trustees; Terms of Office of Trustees.

    (a) The Board of Trustees shall be divided into three classes. The number of Trustees in each class, and the individual Trustees assigned to each class, shall be determined by resolution of the Board of Trustees.

    (b) The terms of office for each class of Trustees shall be determined as follows:

         (1) The term of office of the first class shall expire on the date of the first annual meeting of Shareholders, or special meeting in lieu thereof at which Trustees are elected;

         (2) The term of office of the second class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof at which Trustees are elected, following the date hereof;

         (3) The term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof at which Trustees are elected, following the date hereof; and

         (4) Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected to succeed the Trustees whose terms of office expire for a term expiring on the date of the third annual meeting of Shareholders, or special meeting in lieu thereof at which Trustees are elected, following such expiration. The term of any Trustee standing for re-election who fails to receive sufficient votes to be elected to office due to a lack of quorum or a failure to receive the required Shareholder vote set forth in Section 3.4 shall continue for successive one year terms until such Trustee is duly elected, at which time such Trustee shall serve the remainder of the term of office for the class to which such Trustee was originally elected.

    (c) Each Trustee elected shall hold office until his or her successor shall have been elected at a meeting of Shareholders called for the purpose of electing Trustees and shall have qualified, except that:

         (1) Any Trustee may resign as trustee or may retire by written instrument signed by such Trustee and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein;

         (2) Any Trustee may be removed at any time, with or without cause, by written instrument signed by at least 75% of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; provided that from the date hereof through June 30, 2013, such instrument shall be signed by at least eighty percent (80%) of the number of Trustees prior to such removal;

         (3) Any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and

         (4) A Trustee shall be retired in accordance with the terms of any retirement policy adopted by at least 75% of the Trustees and in effect from time to time.

   Section 3.4 Election, Vacancies and Appointment of Trustees.

    (a) Except as set forth in Section 3.4(b), Trustees shall be elected by the affirmative vote of a majority of the outstanding Shares of the Trust present in person or by proxy and entitled to vote at an annual meeting of Shareholders (or special meeting in lieu thereof at which Trustees are elected) at which a quorum is present.

    (b)  At any time that Preferred Shares are issued and outstanding:

         (1) Two (2) Trustees shall at all times have been elected by the holders of Preferred Shares, voting as a separate class, or in the event of a vacancy of a Trustee so elected, appointed by the Board for such purpose in accordance with the terms of the Governing Instrument; and

         (2) The two Trustees to be elected solely by the holders of Preferred Shares shall be elected by the affirmative vote of a majority of the outstanding Preferred Shares present in person or by proxy and entitled to vote at an annual meeting of Shareholders (or special meeting in lieu thereof at which Trustees are elected) at which a quorum is present, voting as a separate class, and the remaining Trustees shall be elected by the Common Shares and Preferred Shares voting together as provided in Section 3.4(a) above.

         (3) The Preferred Shareholders voting as a separate class shall elect at least a majority of the Trustees, and the number of Trustees shall be fixed automatically to such increased number that is the smallest number that, when added to the two Trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Trustees as so increased, during any period that holders of Preferred Shares are entitled to elect a majority of the Trustees of the Fund pursuant to the designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares as set forth by the Trustees in accordance with this Agreement (a "voting period"). Upon termination of a Voting Period, the voting rights described in this subparagraph 3.4(b)(3) shall cease and the terms of the additional Trustees elected pursuant to this
              Section 3.4(b)(3) shall immediately terminate; subject always, however, to the revesting of such voting rights upon the further occurrence of any of the events described in this subparagraph 3.4(b)(3).

    (c) In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the size of the Board, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the determination of the other Trustees of such vacancy shall be conclusive. In the case of any vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the size of the Board to not less than two (2) Trustees. A Trustee appointed to fill any such vacancy shall serve for the remainder of the term commensurate with the class to which the person is appointed. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Board of Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

    (d) An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in the size of the Board effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs.

    (e) As soon as any Trustee appointed pursuant to this Section 3.4 or elected by the Shareholders shall have accepted the Trust and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

   Section 3.5 Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

   Section 3.6 Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement.

   Section 3.7 Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any Person as nominee.

   Section 3.8 Legal Standard. The Trustees shall be subject to the same fiduciary duties to which the directors of a Delaware corporation would be subject if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation, and such modified duties shall replace any fiduciary duties to which the Trustees would otherwise be subject. Without limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated under the doctrine commonly referred to as the "business judgment rule," as defined and developed under Delaware law, to the same extent that the same actions or omissions of directors of a Delaware corporation in a substantially similar circumstance would be evaluated under such doctrine. Notwithstanding the foregoing, the provisions of the Governing Instrument, to the extent that they modify, restrict or eliminate the duties (including fiduciary duties), and liabilities relating thereto, of a Trustee otherwise applicable under the foregoing standard or otherwise existing at law (statutory or common) or in equity, are agreed by each Shareholder and the Trust to replace such duties and liabilities of such Trustee under the foregoing standard or otherwise existing at law (statutory or common) or in equity.

   Section 3.9 Other Business Interests. The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliated Person, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust, of any nature and description, independently or with or for the account of others. None of the Trust or any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.

                                  ARTICLE IV
                            POWERS OF THE TRUSTEES

   Section 4.1 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.

    (a) Without limiting the foregoing and subject to any applicable limitation in the Governing Instrument or applicable law, the Trustees shall have power and authority:

         (1) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, distribute and otherwise deal with and lease any or all of the assets of the Trust;

         (2) To operate as, and to carry on the business of, an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations;

         (3) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

         (4) To provide for the distribution of Shares either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to an underwriting agreement of any kind;

         (5) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them all without a vote of the Shareholders; such Bylaws shall be deemed incorporated and included in the Governing Instrument;

         (6) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

         (7) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;

         (8) To retain one or more transfer agents and shareholder servicing agents;

         (9) To set record dates in the manner provided herein or in the Bylaws;

         (10) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

         (11) To sell or exchange any or all of the assets of the Trust, subject to the right of Shareholders, if any, to vote on such transaction pursuant to Section 6.1;

         (12) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

         (13) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;

         (14) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

         (15) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, with respect to any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

         (16) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

         (17) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

         (18) To repurchase Shares from time to time as permitted by applicable law, upon such terms and conditions as the Trustees shall establish;

         (19) To establish one or more committees or sub-committees, to delegate any of the powers of the Trustees to said committees or sub-committees and to adopt a written charter for one or more of such committees or sub-committees governing its membership, duties and operations and any other characteristics as the Trustees may deem proper, each of which committees and sub-committees may consist of less than the whole number of Trustees then in office, and may be empowered to act for and bind the Trustees and the Trust as if the acts of such committee or sub-committee were the acts of all the Trustees then in office;

         (20) To interpret the investment policies, practices or limitations of the Trust;

         (21) To establish a registered office and have a registered agent in the State of Delaware;

         (22) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations and associations; and

         (23) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

    (b) The foregoing clauses of Section 4.1(a) shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

    (c) Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

    (d) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

    (e) No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

   Section 4.2 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust with respect to which such Shares are issued.

   Section 4.3 Action by the Trustees. Except as otherwise set forth herein, the Board of Trustees or any committee or sub-committee thereof shall act by majority vote of those present at a meeting duly called as set forth in the Bylaws at which a quorum required by the Bylaws is present. Any action that may be taken by the Board of Trustees or any committee or sub-committee thereof by majority vote at a meeting duly called and at which a quorum required by the Bylaws is present, may also be taken by written consent of at least seventy-five percent (75%) of the Trustees or members of the committee or sub-committee, as the case may be, without a meeting, provided that the writing or writings are filed with the minutes of proceedings of the Board or committee or sub-committee. Written consents or waivers of the Trustees may be executed in one or more counterparts. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of the Governing Instrument and the 1940 Act, the Trustees by Majority Trustee Vote may delegate to any Trustee or Trustees or committee or sub-committee of Trustees, officer or officers of the Trust or any agent of the Trust authority to approve particular matters or take particular actions on behalf of the Trust; provided that if an action of the Trustees requires a vote greater than a Majority Trustee Vote, such greater vote shall be required to delegate such action to any Trustee or Trustees or committee or sub-committee of Trustees.

   Section 4.4 Principal Transactions. Subject to Article IX, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, underwriter, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, underwriter, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

   Section 4.5 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

   Section 4.6 Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

   Section 4.7 Independent Trustee. A Trustee who is an "independent trustee," as that term is defined in the Delaware Act, shall be deemed to be independent and disinterested for all purposes when making any determinations or taking any action as a Trustee.

                                   ARTICLE V
                 INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                                TRANSFER AGENT

   Section 5.1 Investment Adviser.

    (a) The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

    (b) The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

   Section 5.2 Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and any other service providers they deem to be in the best interest of the Trust.

   Section 5.3 Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 may be entered into with any corporation, firm, partnership, trust, association or other legal entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, member, employee or agent or hold any other similar office with respect to such other party to the contract.

   Section 5.4 Miscellaneous. The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any company or of or for any parent or affiliate of any company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                  ARTICLE VI
                    SHAREHOLDERS' VOTING POWERS AND MEETING

   Section 6.1 Voting Powers.

    (a)  The Shareholders shall have power to vote only to:

         (1) Elect Trustees, provided that a meeting of Shareholders has been called for that purpose;

         (2) Approve transactions described in Section 6.2 and Article IX of this Agreement;

         (3) Approve any amendment to Section 3.3 to declassify the Board, to this Article VI or Article IX or, to the extent required by
              Section 6.2, to Section 8.4; and

         (4) Approve such additional matters as may be required by the 1940 Act, the Governing Instrument or any stock exchange on which the Shares are listed for trading, or as the Trustees, in their sole discretion, shall determine.

    (b) Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, or by the Governing Instrument that may be taken by Shareholders.

    (c) Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.

    (d) Except as otherwise provided in the Governing Instrument, on any matter submitted to a vote of the Shareholders, all Shares shall be voted together as a single class, except when required by applicable law, Section 3.4(b) or when the Trustees have determined that the matter affects the interests of one or more classes or affects each class differently, then the Shareholders of each such affected class shall be entitled to vote separately thereon.

    (e) Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.

    (f) Except as otherwise provided in the Governing Instrument, an affirmative Majority Shareholder Vote shall be required to approve any matter requiring a vote of the Shareholders.

    (g) Only Record Owners shall have the power to cast a vote at a meeting of shareholders subject to the voting provisions set forth in the Governing Instrument. Beneficial owners of Shares who are not Record Owners shall not be entitled to cast a vote at a meeting of Shareholders but shall be entitled to provide voting instructions to corresponding Record Owners, subject to any limitations imposed by applicable law and stock exchanges on which the Shares are listed for trading.

   Section 6.2 Additional Voting Powers and Voting Requirements for Certain Actions.

    (a) Notwithstanding any other provision of this Agreement, the Shareholders shall have power to vote to approve any amendment to
         Section 8.4 of this Agreement approved by the Board of Trustees that would have the effect of reducing the indemnification provided thereby to Shareholders or former Shareholders, and any such action shall require the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the outstanding Shares.

    (b) Notwithstanding any other provision of this Agreement, any amendment to Section 3.3 to declassify the Board or to this Article VI or
         Article IX of this Agreement shall require the affirmative vote or consent of the Board of Trustees followed by the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the outstanding Shares, unless such amendment has been previously approved, adopted or authorized by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required.

    (c) The voting requirements set forth in this Section 6.2 shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including, without limitation, any separate vote by class that may be required by the 1940 Act) or by the Governing Instrument.

    (d) Any additional matter not expressly requiring a vote of Shareholders on which the Trustees determine the Shareholders shall have power to vote shall require the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the outstanding Shares, unless such matter has been previously approved, adopted or authorized by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required.

                                  ARTICLE VII
                         DISTRIBUTIONS AND REPURCHASES

   Section 7.1 Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Shares or class thereof, which may be from surplus, income, capital gains or capital or distributions in kind of the assets of the Trust. Subject to the rights of the holders of Preferred Shares, if any, the amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees, although the Trustees pursuant to Section 4.1(a)(10) may delegate the authority to set record, declaration, payment and ex-dividend dates, determine the amount of dividends and distributions and pay such dividends and distributions. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. The Trustees shall have the power and authority to amend, correct or change the amount of any declared dividend or distribution from time to time until such dividend or distribution has been paid to shareholders. All dividends and other distributions on Shares or a class thereof shall be distributed pro rata to the Record Owners of such class, as the case may be, in proportion to the number of Shares or Shares of such class they held on the record date established for such payment. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

   Section 7.2 Repurchase of Shares With Shareholder Consent.

       (a) Subject to the Governing Instrument, the Trust may repurchase Shares on the open market or such Shares as are tendered by any Record Owner for repurchase pursuant to a repurchase offer or tender offer, if any, made by the Trust periodically or from time to time, upon the presentation by the Record Owner of a proper instrument of transfer together with a request directed to the Trust, its transfer agent or other duly authorized agent, that the Trust repurchase such Shares, or in accordance with such other procedures for repurchase as the Board of Trustees may from time to time authorize; and the Trust will pay therefor a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of such repurchase offer, tender offer, the Governing Instrument and other applicable law.

       (b) The repurchase price may in any case or cases be paid wholly or partly in kind if the Board of Trustees determines that such payment is advisable in the interest of the Trust. Subject to the foregoing, the fair value, selection and quantity of securities or other property of the Trust so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Board of Trustees. Subject to applicable law, the Trust shall not be liable for any delay of any corporation or other Person in transferring securities or other property selected for delivery as all or part of any payment in kind.

   Section 7.3 Repurchase of Shares Without Shareholder Consent. Subject to the Governing Instrument, the Trust shall have the right at its option and at any time, subject to the 1940 Act and other applicable law, to repurchase Shares of any Shareholder at a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of the Governing Instrument and other applicable law:
(a) if at such time, such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or
(b) to the extent that such Shareholder owns Shares in an amount less than, equal to or in excess of a percentage or certain number of the Shares determined from time to time by the Trustees.

   Section 7.4 Transfer of Shares. Shares shall be transferable in accordance with the provisions of the Bylaws.

   Section 7.5 Redemptions. Unless otherwise provided in the rights of any series of Preferred Shares, the Shares of the Trust are not redeemable at the option of the holders thereof.

                                 ARTICLE VIII
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

   Section 8.1 Limitation of Liability. A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person for any act, omission or obligation of the Trust or any Trustee or officer of the Trust; provided, however, that nothing contained herein shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office with the Trust.

   Section 8.2 Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the Bylaws and other applicable law.

   Section 8.3 Insurance. To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust Property insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Covered Person in connection with any proceeding in which such Covered Person becomes involved by virtue of such Covered Person's actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Covered Person against such liability.

   Section 8.4 Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the Trust's assets, to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on its own behalf, shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of the Trust.

   Section 8.5 Indemnification of the Trust. Except to the extent expressly set forth in the Governing Instrument, each Shareholder will be liable to the Trust for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from any action against the Trust in which such Shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of the Trust's highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment. The Trust is hereby permitted to redeem or repurchase Shares of any Shareholder liable to the Trust under this Section 8.5 at a value determined by the Board of Trustees in accordance with the 1940 Act and other applicable law, and to set off against and retain any distributions otherwise payable to any Shareholder liable to the Trust under this Section 8.5, in payment of amounts due hereunder.

                                  ARTICLE IX
                             CERTAIN TRANSACTIONS

   Section 9.1 Vote Required. Notwithstanding any other provision of this Agreement to the contrary and subject to the exceptions provided in this
Article IX, each of the transactions described in this Article IX shall require the approval of the Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the outstanding Shares unless such transaction has been previously approved by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required. Such affirmative vote shall be in addition to the vote or consent of Shareholders otherwise required by law or by the terms of any class of Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

   Section 9.2 Dissolution of the Trust or Termination of a Class.

    (a) The Trust shall have perpetual existence, except that the Trust shall be dissolved upon approval by vote of the Board followed by a vote of Shareholders as set forth in Section 9.1; provided that if the affirmative vote of at least seventy-five percent (75%) of the Board approves the dissolution, no vote of Shareholders shall be required to dissolve the Trust.

    (b) Upon dissolution of the Trust, the Trust shall carry on no business except for the purpose of winding up its affairs, and all powers of the Trustees under this Agreement shall continue until such affairs have been wound up. Without limiting the foregoing, the Trustees shall (in accordance with Section 3808 of the Delaware Act) have the power to:

         (1)  Fulfill or discharge the contracts of the Trust;

         (2)  Collect its assets;

         (3) Sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind;

         (4) Pay or make reasonable provision (including through the use of a liquidating trust) to pay all claims and obligations of the Trust, including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust, but for which the identity of the claimant is unknown, and claims and obligations that have not been made known to the Trust or that have not arisen but that, based on the facts known to the Trust, are likely to arise or to become known to the Trust within 10 years after the date of dissolution; and

         (5)  Do all other acts appropriate to liquidate its business.

    (c) If there are sufficient assets held with respect to the Trust, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Trust, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Trust shall be distributed to the Record Owners of the Trust ratably according to the number of Shares of the Trust held of record by the several Record Owners on the date for such dissolution distribution, subject to any then existing preferential rights of Shares.

    (d) On completion of distribution of the remaining assets and upon the winding up of the Trust in accordance with Section 3808 of the Delaware Act and its termination, any one (1) Trustee shall execute, and cause to be filed, a certificate of cancellation, with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Delaware Act, whereupon the Trust shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto. The Trustees shall not be personally liable to the claimants of the dissolved Trust by reason of the Trustees' actions in winding up the Trust's affairs if the Trustees complied with Section 3808(e) of the Delaware Act.

    (e) Each class hereafter created shall have perpetual existence unless terminated upon:

         (1)  The vote of the Board of Trustees; or

         (2) The occurrence of a termination event pursuant to any Board resolution establishing and designating such class.

   Section 9.3 Merger or Consolidation; Conversion; Reorganization.

    (a)  Merger or Consolidation.

         (1) Pursuant to an agreement of merger or consolidation, the Board of Trustees may cause the Trust or any of its subsidiaries to merge or consolidate with or into one or more statutory trusts or "other business entities" (as defined in Section 3801 of the Delaware Act) formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall require approval by vote of the Board of Trustees followed by approval of the Shareholders as set forth in Section 9.1.

         (2) By reference to Section 3815(f) of the Delaware Act, any agreement of merger or consolidation approved in accordance with this Section 9.3(a) may, without a separate Shareholder vote, unless required by the 1940 Act or the requirements of any stock exchange on which Shares are listed for trading, effect any amendment to the Governing Instrument or effect the adoption of a new governing instrument if the Trust is the surviving or resulting statutory trust in the merger or consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.

         (3) If the Trust is to be the surviving or resulting statutory trust, any one (1) Trustee shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with
              Section 3815 of the Delaware Act.

    (b)  Conversion.

         (1)  The Board of Trustees may cause:

                 (A) The Trust to convert to an "other business entity" (as defined in Section 3801 of the Delaware Act) formed or organized under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act;

                 (B) The Shares of the Trust to be converted into beneficial interests in another statutory trust; or

                 (C) The Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.

         (2) Any such statutory conversion, Share conversion or Share exchange shall require approval by vote of the Board of Trustees followed by the approval of the Shareholders of the Trust as set forth in
              Section 9.1.

    (c)  Reorganization.

         (1) The Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") to another trust, statutory trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state, or to one or more separate series thereof, in exchange for cash, shares or other securities, with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust, or (b) not being made subject to, or not with the assumption of, such liabilities.

         (2) Any such sale, conveyance and transfer shall require approval by vote of the Board of Trustees followed by the approval of the Shareholders of the Trust as set forth in Section 9.1.

         (3) Following such sale of Trust assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Record Owners of the Trust (giving due effect to the differences among the various classes).

         (4) If all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

   Section 9.4 Reclassification of the Trust. The Board of Trustees may cause the Trust to be converted from a "closed-end company" to an "open-end company" (as those terms are defined, respectively, in Sections 5(a)(2) and 5(a)(1) of the 1940 Act). Such reclassification of the Trust shall require approval by vote of the Board of Trustees followed by the approval of Shareholders as set forth in Section 9.1.

   Section 9.5 Principal Shareholder Transactions.

    (a) Notwithstanding any other provision of this Agreement and subject to the exceptions provided in Section 9.5(c), the types of transactions described in sub-paragraphs (1) through (3) below shall require approval by vote of the Board of Trustees and the Shareholders of the Trust as set forth in Section 9.1 when a Principal Shareholder (as defined in Section 9.5(b)) is a party to the transaction.

         (1) The issuance of any securities of the Trust or any of its subsidiaries to any Principal Shareholder for cash (other than pursuant to any dividend reinvestment plan).

         (2) The sale, lease or exchange of all or any substantial part of the assets of the Trust or any of its subsidiaries to any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust or any of its subsidiaries, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

         (3) The sale, lease, or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust or any of its subsidiaries, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust or any of its subsidiaries, aggregating for the purpose of such computation, all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

    (b) For purposes of this Section 9.5, the term "Principal Shareholder" shall mean any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), that is the beneficial owner, directly or indirectly, of five percent (5%) or more of the Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder, but shall not include the investment adviser of the Trust or any affiliated person of the investment adviser of the Trust. For the purposes of this Section 9.5, in addition to the Shares that a Principal Shareholder beneficially owns directly, a Principal Shareholder shall be deemed to be the beneficial owner of any Shares (1) which the Principal Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other Person or group with which the Principal Shareholder or its "affiliate" or "associate," as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its "affiliate" or "associate" as so defined. For purposes of this Section 9.5, calculation of the total Shares of the Trust shall not include Shares deemed owned through application of clause
         (1) above.

    (c) The provisions of this Section 9.5 shall not be applicable to any such transaction between the Trust and any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record and beneficially by the Trust and its subsidiaries.

    (d) The Board of Trustees shall have the power and duty to determine for the purposes of this Section 9.5, on the basis of information known to the Trust, whether:

         (1) A Person or group beneficially owns five percent (5%) or more of the Shares;

         (2) A corporation, person or entity is an "affiliate" or "associate" (as defined above) of another; and

         (3) The assets being sold, leased or exchanged by or to the Trust have an aggregate fair market value of less than 2% of the total assets of the Trust (as defined above).

         Any such determination shall be conclusive and binding for all purposes of this Section 9.5 in the absence of manifest error.

   Section 9.6 Absence of Appraisal or Dissenters' Rights. No Shareholder shall be entitled, as a matter of right, to an appraisal by the Delaware Court of Chancery or otherwise of the fair value of the Shareholder's Shares or to any other relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any class of Shares.

                                   ARTICLE X
                                 MISCELLANEOUS

   Section 10.1 Trust Not a Partnership; Taxation.

    (a) It is hereby expressly declared that a trust and not a partnership is created hereby. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees in their capacity as such shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust's officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.

    (b) It is intended that the Trust be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine), electing such classifications on Internal Revenue Form 8832. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.

   Section 10.2 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII and to this Section 10.2, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII and this Section 10.2, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

   Section 10.3 Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental agreement shall be kept at the office of the Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

   Section 10.4 Governing Law.

    (a) The Trust and the Governing Instrument (including this Agreement) and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act, including the provision that gives maximum freedom to contract, the other laws of the State of Delaware and the applicable provisions of the 1940 Act. Notwithstanding the foregoing, the following provisions shall not be applicable to the Trust, the Trustees, the Shareholders or the Governing Instrument:

         (1) The provisions of Section 3533, 3540, 3561 and 3583(a) of Title 12 of the Delaware Code; or

         (2) Any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate:

              (A) The filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges;

              (B) Affirmative requirements to post bonds for trustees, officers, agents or employees of a trust;

              (C) The necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property;

              (D) Fees or other sums payable to trustees, officers, agents or employees of a trust;

              (E) The allocation of receipts and expenditures to income or principal;

              (F) Restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or

              (G) The establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in the Governing Instrument.

    (b) The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.

   Section 10.5 Amendments. Except as specifically provided in Article VI hereof or otherwise expressly limited by the Governing Instrument, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment to this Agreement, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment to any Article of this Agreement except to
Section 3.2 to change the minimum or maximum number of trustees, to Section 3.3 to declassify the Board, to Article VI or Article IX, to the extent required by
Section 6.2, to Section 8.4, or to this Section 10.5, having been approved by a Majority Trustee Vote, shall become effective, unless otherwise provided by such Trustees (notwithstanding that the section being amended may require a higher Trustee vote), upon being executed by a duly authorized officer of the Trust. Any amendment to Section 3.2 to change the minimum or maximum number of trustees or to this Section 10.5, having been approved by the affirmative vote of 75% of the Board of Trustees shall become effective upon being executed by a duly authorized officer of the Trust. For the avoidance of doubt, any determination of the number of trustees within the minimum and maximum range may be determined by a majority of the Trustees and the provisions of
Section 3.4(b) to increase the size of the Board are not subject to a Majority Trustee Vote. Any amendment to Section 3.3 to declassify the Board or to
Article VI or Article IX, or, to the extent required by Section 6.2,
Section 8.4, having been approved by the requisite vote of the Board of Trustees followed by the requisite vote of the Shareholders as provided in
Section 9.1, shall become effective upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

   Section 10.6 Provisions in Conflict with Law. The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

   Section 10.7 Record Owners' Right to Shareholder List and Other Records. Except as may be required by Regulation 14A promulgated under the 1934 Act, no Shareholder shall have the right to obtain from the Trust a list of the Trust's Shareholders. Except as required by the Act or as expressly provided in the Governing Instrument, Shareholders shall have no right to inspect the records, documents, accounts and books of the Trust. Any request to inspect the records of the Trust shall be submitted by the Shareholder to the Trust in writing. Upon receipt of any such request, the Trustees shall determine whether delivery of records pertaining to such request is required by the Act or is otherwise necessary or appropriate, as determined by the Trustees in their sole discretion, and whether such request complies with the requirements of the Act and, if so, establish procedures for such inspection. To preserve the integrity of the records, the Trust may provide certified copies of Trust records rather than originals. The Trust shall not be required to create records or obtain records from third parties to satisfy a Shareholder request. The Trust may require a requesting Shareholder to pay in advance or otherwise indemnify the Trust for the costs and expenses of such Shareholder's inspection of records. The rights provided for in this Section 10.7 shall not extend to any Person who is a Shareholder but not also a Record Owner.

   Section 10.8 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any stock exchange on which Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

   Section 10.9 Use of the Name "Invesco". The Board of Trustees expressly agrees and acknowledges that the name "Invesco" is the sole property of Invesco Ltd. ("Invesco"). Invesco has granted to the Trust a non-exclusive license to use such name as part of the name of the Trust now and in the future. The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by Invesco if the Trust ceases to use Invesco or one of its Affiliated Persons as investment adviser or to use other Affiliated Persons or successors of Invesco for such purposes. In such event, the non-exclusive license may be revoked by Invesco and the Trust shall cease using the name "Invesco" or any name misleadingly implying a continuing relationship between the Trust and Invesco or any of its Affiliated Persons, as part of its name unless otherwise consented to by Invesco or any successor to its interests in such name.

   The Board of Trustees further understands and agrees that so long as Invesco and/or any future advisory Affiliated Person of Invesco shall continue to serve as the Trust's investment adviser, other registered open- or closed-end investment companies ("funds") and other types of investment vehicles as may be sponsored or advised by Invesco or its Affiliated Persons shall have the right permanently to adopt and to use the name "Invesco" in their names and in the names of any series or class of shares of such funds.

       IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 15th day of May, 2012.

                                                  /s/ David C. Arch
                                                  ------------------------------
                                                  David C. Arch

                                                  /s/ Jerry D. Choate
                                                  ------------------------------
                                                  Jerry D. Choate

                                                  /s/ Linda Hutton Heagy
                                                  ------------------------------
                                                  Linda Hutton Heagy

                                                  R. Craig Kennedy
                                                  ------------------------------
                                                  R. Craig Kennedy

                                                  /s/ Colin D. Meadows
                                                  ------------------------------
                                                  Colin D. Meadows

                                                  /s/ Hugo F. Sonnenschein
                                                  ------------------------------
                                                  Hugo F. Sonnenschein

                                                  /s/ Wayne W. Whalen
                                                  ------------------------------
                                                  Wayne W. Whalen

                                                  /s/ Suzanne H. Woolsey Ph.D.
                                                  ------------------------------
                                                  Suzanne H. Woolsey, Ph.D.

                                                               Sub-Item 77Q1(a)

           BYLAWS OF INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST,
                          A DELAWARE STATUTORY TRUST

                        Adopted effective May 15, 2012
               Capitalized terms not specifically defined herein
            shall have the meanings ascribed to them in the Trust's
  Amended and Restated Agreement and Declaration of Trust (the "Agreement").

                                   ARTICLE I
                                    OFFICES

   Section 1. Registered Office. The registered office of Invesco Van Kampen Municipal Opportunity Trust (the "Trust") shall be at the offices of The Corporation Trust Company in the County of New Castle, State of Delaware.

   Section 2. Other Offices. The Trust may also have offices at such other places both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.

                                  ARTICLE II
                                   TRUSTEES

   Section 1. Meetings of the Trustees. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware. Meetings of the Trustees may be called orally or in writing by or at the direction of the Chair or his or her designee or by a majority of the Trustees. Meetings of the Board of Trustees and any committee or sub-committee thereof may be held in person or by telephonic or other electronic means.

   Section 2. Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.

   Section 3. Notice of Meetings. Notice of the time, date, and place of all meetings of the Board of Trustees and any committee or sub-committee thereof shall be given to each Trustee, committee member or sub-committee member, as applicable, (i) by telephone, telex, telegram, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting; (ii) in person at another meeting of the Board of Trustees or such committee or sub-committee, as applicable; or
(iii) by written notice mailed or sent via overnight courier to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee, committee member or sub-committee member who attends a meeting of the Board of Trustees or any committee or sub-committee thereof without objecting to the lack of notice or who signs a waiver of notice either before or after such meeting.

   Section 4. Quorum. At all meetings of the Board of Trustees and any committee or sub-committee thereof, one-third of the Trustees then in office or one-third of the committee members or sub-committee members (but in no event less than two Trustees, committee members or sub-committee members), as applicable, shall constitute a quorum for the transaction of business. The act of a majority of the Trustees, committee members or sub-committee members present at any meeting at which there is a quorum shall be the act of the Board of Trustees or such committee or sub-committee, as applicable, except as may be otherwise specifically provided by applicable law or by the Governing Instrument. If a quorum shall not be present at any meeting of the Board of Trustees or any committee or sub-committee thereof, the Trustees, committee members or sub-committee members, as applicable, present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

   Section 5. Designation, Powers, and Names of Committees; Sub-Committees; Committee Charters. Subject to Section 4.3 of the Agreement, the Board of Trustees may, by resolution passed by a majority of the whole Board, designate one or more committees, including ad hoc committees to address specified issues, each of which may, if deemed advisable by the Board of Trustees, have a written Charter. Each committee shall consist of two or more of the Trustees of the Trust. The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee, other than ad hoc committees, shall have a written charter governing its membership, duties and operations, and the Board shall designate the powers of each such committee in its charter. Each committee, to the extent provided in the resolution and/or in such committee's charter, if applicable, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Any committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees and/or as set forth in the written charter of such committee or committees, if applicable. The Board of Trustees may terminate any such committee at its discretion. Subject to Section 4.3 of the Agreement, the Board of Trustees may, by resolution passed by a majority of the whole Board, establish one or more sub-committees of any committee, and the membership, duties and operations of each such sub-committee shall be set forth in the written charter of the applicable committee.

   Section 6. Chair; Vice Chair. The Board of Trustees shall have a Chair, who shall be a Trustee. The Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not "interested persons," as such term is defined in the 1940 Act. The Board of Trustees may also have a Vice Chair, who shall be a Trustee. The Vice Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not "interested persons," as such term is defined in the 1940 Act. The Chair shall preside at all meetings of the Shareholders and the Board of Trustees, if the Chair is present, shall approve the agendas of all meetings of the Shareholders and the Board of Trustees and shall establish rules for the orderly conduct of meetings of the Shareholders and the Board of Trustees. The Chair shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the Board of Trustees. If the Chair shall not be present, the Vice Chair, if any, shall preside at all meetings of the Shareholders and the Board of Trustees, if the Vice Chair is present. The Vice Chair shall have such other powers and duties as shall be determined by the Chair or the Board of Trustees, and shall undertake such other assignments as may be requested by the Chair or the Board of Trustees.

                                  ARTICLE III
                                   OFFICERS

   Section 1. Executive Officers. The executive officers shall include a Principal Executive Officer, a President, one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents (the number thereof to be determined by the Board of Trustees), a Principal Financial Officer, a Chief Legal Officer, a Chief Compliance Officer, a Treasurer, a Secretary and an Anti-Money Laundering Compliance Officer. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Trustees may fill any vacancy that may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

   Section 2. Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President (without supervision by the Trustees) with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

   Section 3. Principal Executive Officer. The Principal Executive Officer shall be the chief executive officer of the Trust and shall generally manage the business and affairs of the Trust. The Principal Executive Officer shall be responsible for making the certifications required of the Trust's principal executive officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder by the Securities and Exchange Commission (the "Commission").

   Section 4. President; Vice Presidents. The President and one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents, shall have and exercise such powers and duties of the Principal Executive Officer in the absence or inability to act of the Principal Executive Officer, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the Principal Executive Officer. In the absence or inability to act of the Principal Executive Officer, the powers and duties of the Principal Executive Officer not otherwise assigned by the Board of Trustees or the Principal Executive Officer shall devolve first upon the President, then upon the Executive Vice Presidents, then upon the Senior Vice Presidents, and finally upon the Vice Presidents, all in the order of their election. If both the Chair and the Vice Chair are absent, or if the Chair is absent and there is no Vice Chair, the President shall, if present, preside at all meetings of the Shareholders.

   Section 5. Principal Financial Officer. The Principal Financial Officer, who shall also have a title of at least Vice President, shall be the chief financial officer of the Trust and shall generally manage the financial affairs of the Trust. The Principal Financial Officer shall be responsible for making the certifications required of the Trust's principal financial officer by

Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder.

   Section 6. Chief Legal Officer. The Chief Legal Officer, who shall also have a title of at least Senior Vice President, shall generally manage the legal affairs of the Trust. The Chief Legal Officer shall be responsible for receiving up-the-ladder reports within the Trust of any evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Trust, as required by Section 307 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder.

   Section 7. Chief Compliance Officer. The Chief Compliance Officer, who shall also have a title of at least Senior Vice President, shall be responsible for administering the Trust's policies and procedures adopted pursuant to Rule 38a-1(a)(1) under the 1940 Act.

   Section 8. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

   Section 9. Secretary. The Secretary shall (a) have custody of the seal of the Trust, if any; (b) if requested, attend meetings of the Shareholders, the Board of Trustees, and any committees or sub-committees of Trustees; (c) keep or cause to be kept the minutes of all meetings of Shareholders, the Board of Trustees and any committees or sub-committees thereof; and (d) issue all notices of the Trust. The Secretary shall have charge of the Shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees.

   Section 10. Anti-Money Laundering Compliance Officer. The Anti-Money Laundering Compliance Officer shall have such powers and duties as are set forth in the Anti-Money Laundering Program adopted by the Trust pursuant to the USA PATRIOT Act of 2001 and the rules promulgated thereunder, as such Program may be amended from time to time.

   Section 11. Assistant Officers. Assistant officers, which may include one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, shall perform such functions and have such responsibilities as the Board of Trustees may assign to them or, to the extent not so assigned, by the President, Vice President(s), Secretary or Treasurer, as applicable.

   Section 12. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his or her hands.

   Section 13. Authorized Signatories. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing agreements, documents and instruments other than Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the

Principal Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the Treasurer, the Secretary, the Anti-Money Laundering Compliance Officer, any Assistant Vice President, any Assistant Treasurer or any Assistant Secretary. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing any and all Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary.

                                  ARTICLE IV
                           MEETINGS OF SHAREHOLDERS

   Section 1. Purpose. All meetings of the Shareholders for the election of Trustees shall be held at such time and place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose. Meetings of Shareholders may be held for any other purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the Shareholders, every Record Owner entitled to vote on a matter to be voted on by such Shares shall be entitled to vote on such matter at such meeting either in person or by written proxy signed by the Record Owner or by his duly authorized attorney in fact. A Record Owner may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication. Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Record Owner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

   Section 2. Election of Trustees. All meetings of Shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the Shareholders shall elect the number of Trustees as provided in the Agreement and as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.

   Section 3. Notice of Meetings. Written notice of any meeting stating (a) the place, date, and hour of the meeting and (b) the purpose or purposes for which the meeting is called, shall be given to each Shareholder entitled to vote on a matter to be voted on by such shares at such meeting not less than ten days before the date of the meeting in accordance with Article V hereof.

   Section 4. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement, may be called by the Chair or by a majority of the Trustees. For the avoidance of doubt, Shareholders shall have no power to call special meetings of Shareholders.

   Section 5. Conduct of Meeting. Business transacted at any meeting of Shareholders shall be limited to (a) the purpose stated in the notice, (b) such other matters as are permitted to be presented at the meeting in accordance with Section 15 of this Article IV, and (c) the adjournment of such meeting in accordance with Section 14 of this
Article IV.

   Section 6. Quorum. A majority of the outstanding Shares entitled to vote at a Shareholders' meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting, except when a larger quorum is required by applicable law or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements. Quorum shall be determined with respect to the meeting as a whole regardless of whether particular matters have achieved the requisite vote for approval, but the presence of a quorum shall not prevent any adjournment at the meeting pursuant to Section 14 of this Article IV.

   Section 7. Organization of Meetings.

       (a) The meetings of the Shareholders shall be presided over by the Chair, or if the Chair shall not be present, by the Vice Chair, if any, or if the Vice Chair shall not be present or if there is no Vice Chair, by the President, or if the President shall not be present, by a Vice President, or if no Vice President is present, by a chair appointed for such purpose by the Board of Trustees or, if not so appointed, by a chair appointed for such purpose by the officers and Trustees present at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

       (b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent otherwise determined by the Board of Trustees or the chair of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

   Section 8. Voting Standard. When a quorum is present at any meeting, the vote of the Shares as set forth in the Agreement shall decide any question brought before such meeting, unless a different vote is required by the express provision of applicable law, the Governing Instrument or applicable contract, in which case such express provision shall govern and control the decision of such question. Where a separate vote by classes is required, the preceding sentence shall apply to such separate votes by classes.

   Section 9. Voting Procedure. Each Record Owner as of the record date established pursuant to Section 13 of this Article IV shall be entitled to one vote for each whole Share and a proportionate fractional vote for each fractional Share owned of record on the record date by such Shareholder.

   Section 10. Action Without Meeting. Unless otherwise provided in the Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares of a class of Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares of such class entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders of such class of Shares who have not consented in writing.

   Section 11. Broker Non-Votes. At any meeting of Shareholders, the Trust will consider broker non-votes, if any, as "entitled to vote, " and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.

   Section 12. Abstentions. At any meeting of Shareholders, the Trust will consider abstentions, if any, as "entitled to vote," and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.

   Section 13. Record Date for Shareholder Meetings and Consents. In order that the Trustees may determine the Record Owners entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the original date upon which the meeting of Shareholders is scheduled. A determination of Record Owners of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting so long as notice of the adjournment and the new record and meeting dates are given to the Shareholders.

   Section 14. Adjournments.

       (a) If (1) a quorum is not present or represented at any meeting of the Shareholders convened on the date for which it was called, or (2) a quorum is present at a meeting of Shareholders but sufficient votes to approve a proposal have not been received, then the affirmative vote of a majority of Shares present in person or by proxy and entitled to vote at the meeting (even though not constituting a quorum), or the chair of the meeting in his or her discretion, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting, provided a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified.

       (b) A meeting of Shareholders may be adjourned from time to time without further notice to Shareholders to a date not more than 120 days after the original meeting date. A meeting of Shareholders may not be adjourned for more than 120 days after the original meeting date without giving the Shareholders notice of the adjournment and the new meeting date.

       (c) In voting for adjournment, the persons named as proxies may vote their proxies (including those marked "withhold," "against" or "abstain") in favor of one or more adjournments of the meeting, or the chair of the meeting may call an adjournment, provided such Persons determine that such adjournment is reasonable and in the best interests of Shareholders and the Trust, based on a consideration of such factors as they may deem relevant.

   Section 15. Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals.

       (a) The matters to be considered and brought before any annual or special meeting of Shareholders of the Trust shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section.

       (b) For any matter to be properly brought before any annual meeting of Shareholders, the matter must be:

        (1) Specified in the notice of annual meeting given by or at the direction of the Board of Trustees;

        (2) Otherwise brought before the annual meeting by or at the direction of the Board of Trustees; or

        (3) Brought before the annual meeting in the manner specified in this Section by a Record Owner at the time of the giving of notice provided for in this Section, on the record date for such meeting and at the time of the meeting, or a Shareholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of Shareholders through a nominee or "street name" holder of record and can demonstrate to the Trust such indirect ownership and such Nominee Holder's entitlement to vote such securities, and is a Nominee Holder at the time of the giving of notice provided for in this Section, on the record date for such meeting and at the time of the meeting.

       (c) In addition to any other requirements under applicable law and the Governing Instrument of the Trust, persons nominated by Shareholders for election as Trustees of the Trust and any other proposals by Shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a Shareholder at such meeting of Shareholders (the "Shareholder Notice") shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. A person may be nominated by a Shareholder for election as a Trustee of the Trust only by a holder of a class of Shares entitled to vote on the election of such nominee.

       (d) If and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety
(90) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed; provided, however, that if the Other Annual Meeting Date was disclosed in the proxy statement for the prior year's annual meeting, than the dates for receipt of the Shareholder Notice shall be calculated in accordance with Section 15(c) above based on such Other Annual Meeting Date and disclosed in the proxy statement for the prior year's annual meeting.

       (e) Notwithstanding anything in these Bylaws to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees of the Trust is increased and either all of the nominees for Trustee or the size of the increased Board of Trustees are not publicly announced or disclosed by the Trust at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the first date all of such nominees or the size of the increased Board of Trustees shall have been publicly announced or disclosed.

       (f) Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice:

        (1) A statement in writing with respect to the person or persons to be nominated (a "Proposed Nominee") setting forth:

          (A) The name, age, business address, residence address and principal occupation or employment of the Proposed Nominee;

          (B) The number and class of all Shares of the Trust owned of record and beneficially by each such Proposed Nominee and the date(s) of acquisition of such Shares, together with records evidencing such holdings;

          (C) The name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee, the number and class of such Shares held by each such nominee holder and the date(s) of acquisition of such Shares, together with records evidencing such holdings;

          (D) The number and class of all Shares (i) which the Proposed Nominee has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person or group with which the Proposed Nominee or its "affiliate" or "associate," as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its "affiliate" or "associate" as so defined;

          (E) The information regarding each such Proposed Nominee required by paragraph (b) of Item 22 of Rule 14a-101 under the 1934 Act, adopted by the

       Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Commission applicable to the Trust);

          (F) Whether such Shareholder believes any Proposed Nominee will be an "interested person" of the Trust (as defined in the 1940 Act), and, if not an "interested person", information regarding each Proposed Nominee that will be sufficient for the Trust to make such determination; and

          (G) A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Proposed Nominee (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Proposed Nominee; or (ii) related to such nomination;

          (H) Each such Proposed Nominee's signed consent to serve as a Trustee of the Trust if elected; and

          (I) Each Proposed Nominee's written representation that he or she is not ineligible under Section 9(a) of the 1940 Act and is not covered by, or subject to a proceeding regarding Section 9(b) of the 1940 Act and an agreement to complete and execute the Trust's form of trustee questionnaire.

        (2) Such other information as is required by Section 15(h) below.

       (g) Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting shall deliver, as part of such Shareholder Notice:

        (1) The text of the proposal to be presented;

        (2) A brief written statement of the reasons why such Shareholder favors the proposal; and

        (3) Any material interest of such Shareholder in the matter proposed (other than as a Shareholder).

       (h) Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting or to elect Proposed Nominees shall deliver, as part of such Shareholder Notice:

        (1) In the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of Shareholders;

        (2) A representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from Shareholders in support of such proposal or nomination;

        (3) Any other information relating to such Shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the annual meeting pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder, whether or not such Person intends to deliver a proxy statement or solicit proxies; and

          (4) A statement in writing with respect to the Shareholder and the beneficial owner, if any, on whose behalf the proposal is being made setting forth:

             (A) The name and address of such Shareholder, as they appear on the Trust's books, and of such beneficial owner;

             (B) The number and class of Shares which are owned beneficially and of record by such Shareholder and such beneficial owner, and the date(s) of acquisition of such shares, together with records evidencing such holdings;

             (C) The name of each nominee holder of Shares owned beneficially but not of record by such Shareholder and beneficial owner, and the number and class of such Shares held by each such nominee holder, and the date(s) of acquisition of such shares, together with records evidencing such holdings;

             (D) The number and class of all Shares (i) which the Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person or group with which the nominating Shareholder or its "affiliate" or "associate," as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its "affiliate" or "associate" as so defined; and

             (E) A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Shareholder or such beneficial owners (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Shareholder or such beneficial owner; or (ii) related to such proposal.

       (i) A Shareholder providing notice of any nomination or other business proposed to be brought before an annual meeting of Shareholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice of the annual meeting delivered pursuant to Section 3 of this Article shall be true and correct as of the record date for determining the Record Owners entitled to receive notice of the annual meeting of Shareholders and such update and supplement shall be received by the Secretary at the principal executive offices of the Trust not later than five (5) business days before the record date for determining the Shareholders entitled to receive notice of the annual meeting of Record Owners.

       (j) Notwithstanding the foregoing provisions of this Article, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual meeting or special meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust. For purposes of this Article, to be considered a qualified representative of the Shareholder, a Person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such Person must deliver a copy of such writing to the acting secretary at the meeting of Shareholders.

       (k) As used herein, shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the 1934 Act.

       (l) Only such matters shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected:

        (1) Pursuant to the Trust's notice of meeting;

        (2) By or at the direction of the Board of Trustees; or

        (3) Provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by:

          (A) Any Shareholder of the Trust who is a Record Owner of record at the time of giving of notice provided for in this Section, at the record date for such meeting and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section; or

          (B) A Nominee Holder that holds voting securities entitled to vote at meetings of Shareholders through a nominee or "street name" holder of record and can demonstrate to the Trust such indirect ownership and such Nominee Holder's entitlement to vote such securities, and is a Nominee Holder at the time of giving of notice provided for in this Section, at the record date for such meeting and at the time of the special meeting, and who is entitled to vote at the meeting and has complied with the notice procedures set forth in this Section.

       (m) In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any Record Owner or Nominee Holder, meeting the requirements of Section 15(l)(3) above, may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Trust's notice of meeting, if the appropriate Shareholder Notice shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting is publicly announced or disclosed.

       (n) For purposes of this Section, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Commission.

       (o) In no event shall the adjournment of an annual or special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section.

       (p) This Section shall not apply to Shareholder proposals made pursuant to Rule 14a-8 under the 1934 Act.

       (q) The chair of any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and/or shall not be considered.

                                   ARTICLE V
                                    NOTICES

   Section 1. Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Governing Instrument, notice is required to be given to any Trustee or Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee at his or her last given address or to such Shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Trustees or members of a committee or sub-committee may also be given by telex, telegram, facsimile, electronic-mail or via overnight courier. If sent by telex or facsimile, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given upon transmittal; if sent by telegram, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company; if sent by electronic-mail, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given and shall be presumed valid when the Trust's electronic-mail server reflects the electronic-mail message as having been sent; and if sent via overnight courier, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when delivered against a receipt therefor.

   Section 2. Written Waiver. Whenever any notice is required to be given under the provisions of applicable law, or of the Governing Instrument, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VI
                   UNCERTIFICATED SHARES AND SHARE OWNERSHIP

   Section 1. Uncertificated Shares. Except as otherwise required by applicable law, the rules of any exchange on which the Trust is listed or the Governing Instrument, the Trust shall not issue share certificates and no Shareholder shall have the right to demand or require that a certificate be issued to him, her or it.

   Section 2. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

   Section 3. Record Owners Book. The Trust shall keep or cause to be kept a Shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are Record Owners of the Trust, showing their places of residence, the number and class of any Shares held by them, respectively, and the dates when they became the record owners thereof.

   Section 4. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice hereof.

   Section 5. Record Date for Receiving Dividends and Other Actions. In order that the Trustees may determine the Record Owners entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action (other than the record date for meetings of shareholders as set forth in Section 13 of Article IV), the Board of Trustees may fix a record date, which record date (i) shall be set forth in the resolution or resolutions authorizing the payment of such dividend or other lawful action and (ii) shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees.

                                  ARTICLE VII
                              GENERAL PROVISIONS

   Section 1. Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absences of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

   Section 2. Severability. The provisions of these Bylaws are severable. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

   Section 3. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

                                 ARTICLE VIII
                                INDEMNIFICATION

   Section 1. Indemnification.

       (a) To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding (other than a proceeding by or in the right of the Trust) by reason of the fact that such person is or was a Covered Person, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

       (b) To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a Covered Person, against expenses actually and reasonably incurred by that person in connection with the investigation, defense or settlement of such proceeding.

       (c) Notwithstanding any provision to the contrary contained herein, no Covered Person shall be indemnified for any expenses, judgments, fines, amounts paid in settlement, or other liability or loss arising by reason of disabling conduct or for any proceedings by such Covered Person against the Trust. The termination of any proceeding by conviction, or a plea of NOLO CONTENDERE or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person engaged in disabling conduct.

       (d) Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in these Bylaws shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of these Bylaws or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

   Section 2. Advance Payment of Indemnification Expenses. To the maximum extent permitted by law, the Trust shall advance to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. To the maximum extent permitted by law, the Trust may advance to any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a Covered Person (other than a Trustee or officer of the Trust) the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. Notwithstanding any provision to the contrary contained herein, the Trust shall not advance expenses to any Covered Person (including a Trustee or officer of the Trust) unless:

       (a) the Trust has received an undertaking by or on behalf of such Covered Person that the amount of all expenses so advanced will be paid over by such person to the Trust unless it is ultimately determined that such person is entitled to indemnification for such expenses; and

       (b)(i) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust shall be insured against losses by reason of any lawful advance payments; or (iii) either (1) the Trustees, by the vote of a majority of a quorum of qualifying Trustees (as defined in Section 6 below), or
(2) independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

   Section 3. Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VIII (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a reasonable determination, based upon a review of the facts, that the Covered Person is entitled to indemnification because (i) he or she is not liable by reason of disabling conduct, or (ii) in cases where there is no liability, he or she has not engaged in disabling conduct. Such determination shall be made by (i) the vote of a majority of a quorum of qualifying Trustees; or (ii) if there are no such Trustees, or if such Trustees so direct, by independent legal counsel in a written opinion. Notwithstanding anything to the contrary in Section 2 of this Article VIII, if a determination that a Covered Person engaged in disabling conduct is made in accordance with this Section 3, no further advances of expenses shall be made, and all prior advances, and insurance premiums paid for by the Trust, if applicable, must be repaid.

   Section 4. Contract Rights. With respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Covered Person, the rights to indemnification conferred in Section 1 of this Article VIII, and with respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust, the advancement of expenses conferred in Section 2 of this Article VIII shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any such person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). Any amendment or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof), that has the effect of positively affecting any right to indemnification or advancement of expenses granted to any such person pursuant hereto, shall not apply retroactively to any person who was not serving as a Trustee, officer, employee or agent of the Trust at the time of such amendment, modification or adoption.

   Section 5. Claims.

       (a) If (X) a claim under Section 1 of this Article VIII with respect to any right to indemnification is not paid in full by the Trust within sixty days after a written demand has been received by the Trust or (Y) a claim under
Section 2 of this Article VIII with respect to any right to the advancement of expenses is not paid in full by the Trust within thirty days after a written demand has been received by the Trust, then the Covered Person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim.

       (b) If successful in whole or in part in any suit brought pursuant to
Section 5(a) of this Article VIII, or in a suit brought by the Trust to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Covered Person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the Covered Person from whom the Trust sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Trust the reasonable expenses (including attorneys' fees) of prosecuting or defending such suit.

   Section 6. Definitions. For purposes of this Article VIII: (a) references to "Trust" include any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction; (b) the term "disabling conduct" means willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Covered Person's office with the Trust; (c) the term "expenses" includes, without limitations, attorneys' fees; (d) the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; and (e) the term "qualifying Trustee" means any Trustee who is not an interested person (as defined in the 1940 Act) of the Trust and is not a party to the proceeding.

                                  ARTICLE IX
                                  AMENDMENTS

   Section 1. Amendments by Trustees. These Bylaws may be altered or repealed only by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, without the vote or approval of the Shareholders, at any regular or special meeting of the Board of Trustees without prior notice. The Trustees shall not adopt Bylaws which are in conflict with the Agreement and any apparent inconsistency shall be construed in favor of the Agreement.

                                                               Sub-Item 77Q1(a)



       DECLARATION OF TRUST, dated as of March 27, 2012, by the individual trustee identified on the signature page hereto (the "Trustee"). The Trustee hereby agrees as follows:

       1. The trust created hereby (the "Trust") shall be known as "Invesco Van Kampen Municipal Opportunity Trust" in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

       2. The Trustee hereby declares that he will hold the trust estate in trust for such persons as are or may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S) 3801 ET SEQ., and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware. The Trust is hereby established by the Trustee for the purpose of becoming a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and engaging in such other activities as are necessary, convenient or incidental thereto.

       3. The Trustee intends to enter into an amended and restated Agreement and Declaration of Trust and to appoint additional trustees thereunder to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Agreement and Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

       4. The following persons be, and they hereby are, elected to the offices listed opposite their names, each to serve (a) until the first meeting of the Board of Trustees and until his successor shall have been elected and shall have qualified, (b) until his death or (c) until he shall have resigned or have been removed by the Trustee:

           Colin Meadows  President and Principal Executive Officer
           Sheri Morris   Treasurer and Principal Financial Officer
           John M. Zerr   Secretary and Chief Legal Officer

       5. The Trustee and the officers of the Trust are hereby authorized:
(i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form 8-A (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), (b) the Notification of Registration on Form N-8A relating to the registration of the Trust under the 1940 Act, and
(c) any additional filing, request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the Securities Act of 1933, as amended (the "1933 Act") or the 1934 Act, and the rules and regulations promulgated thereunder; (ii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or "blue sky" laws of such jurisdictions as the

                                                               Sub-Item 77Q1(a)


Trustee and officers may deem necessary or desirable; (iii) to negotiate the terms of, and execute on behalf of the Trust, such investment advisory agreements and other contracts among the Trust and any other persons relating to the operation of the Trust or the issuance of the securities of the Trust, satisfactory to each such party and (iv) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

       6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed in an amended and restated Agreement and Declaration of Trust. The sole Trustee may resign upon acceptance of the trusts by the additional trustees appointed by the sole Trustee.

       7.(a) The Trustees and the officers of the Trust (the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust's securities (the Trust and any holder of the Trust's securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

          (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

       8. The Trust shall, to the fullest extent permitted by applicable law,

          (a) indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

          (b) advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to

                                                               Sub-Item 77Q1(a)

time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

       9. The provisions of Section 8 shall survive the resignation or removal of the Fiduciary Indemnified Persons.

       10. The Trust may terminate without issuing any securities at the election of the Trustees.

       11. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

       IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                                  /s/John M. Zerr

                                                  John M. Zerr
                                                  ------------------------------

                                                               Sub-Item 77Q1(a)



                             CERTIFICATE OF TRUST
                                      OF
                INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

   This Certificate of Trust of Invesco Van Kampen Municipal Opportunity Trust (the "Trust"), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 ET SEQ.) (the "Act").

   1. Name. The name of the trust formed hereby is Invesco Van Kampen Municipal Opportunity Trust.

   2. Registered Office; Registered Agent. The business address of the Trust's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, New Castle County. The name of the Trust's registered agent at such address is The Corporation Trust Company.

   3. Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

   4. Effective Date. This Certificate of Trust shall be effective upon filing.

   IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                                  /s/John M. Zerr
                                                  ------------------------------
                                                  Name: John M. Zerr
                                                  Title: Trustee